EXHIBIT (99.5)

PUBLIC ACCOUNTS 2003-2004

VOLUME 1

CONSOLIDATED FINANCIAL STATEMENTS OF THE GOUVERNEMENT DU QUÉBEC

Fiscal year ended March 31, 2004

Published in accordance with section 86
of the Financial Administration Act (R.S.Q., c. A-6.001)

ISSN 0706-2869
ISBN 2-550-43280-0

Legal deposit – 1st quarter 2005
Bibliothèque nationale du Québec

To Her Excellency the Honourable Lise Thibault
Lieutenant-Governor of Québec
Parliament Building
Québec

Your Excellency,

The undersigned has the honour of presenting to Your Excellency the Public Accounts of the Gouvernement du Québec for the fiscal year ended March 31, 2004.

/s/ Michel Audet
Michel Audet
Minister of Finance

Québec, March 2005

[This page has been left blank intentionally.]

Mr. Michel Audet
Minister of Finance
Parliament Building
Québec

Dear Sir,

In accordance with the commission entrusted to me, I have the honour of presenting the Public Accounts of the Gouvernement du Québec for the fiscal year ended March 31, 2004. These accounts have been prepared under section 86 of the Financial Administration Act (R.S.Q., c. A-6.001), in accordance with the Government’s accounting policies.

Respectfully yours,

/s/ Carole Boisvert
Carole Boisvert, ca
Comptroller of Finance

Québec, March 2005

[This page has been left blank intentionally.]

Table of contents

Introduction	IX

Summary of consolidated financial transactions

Consolidated summary of operations	XIII
Consolidated revenue	XV
Consolidated expenditure	XVI
Consolidated financial position	XVIII
Reconciliation of revenue, expenditure and annual deficit	XIX
Balanced Budget Act	XX
Financial statistics	XXI

Consolidated financial statements

Statement of responsibility	3
Auditor General’s report	4
Consolidated statement of operations	7
Consolidated statement of accumulated deficit	8
Consolidated statement of financial position	9
Consolidated statement of financial requirements and financing	10
Notes to financial statements	13

appendices

1- Government departments and agencies whose financial transactions were conducted within the Consolidated Revenue Fund	35

2- Government agencies and special funds that have their own reporting entity	38

3- Government enterprises	41

4- Agencies and funds which conduct fiduciary transactions that are not included in the Government’s reporting entity	42

5- Breakdown of revenue	43

6- Breakdown of expenditure	44

7- Short-term investments	45

VII

8- Accounts receivable	46

9- Investment in Government enterprises	47

10- Long-term investments	53

11- Bank overdraft	54

12- Accounts payable and accrued expenses	55

13- Debts	56

14- Net debt	61

15- Fixed assets	62

16- Commitments	63

17- Contingencies	67

18- Summary of fiduciary transactions conducted by Government agencies and funds	71

19- Financial information on the health and social services and education networks that are not included in the Government’s reporting entity	73

VIII

Introduction

Each year the Ministère des Finances publishes documents on the financial position of the Gouvernement du Québec and the results of its financial transactions.

The Quarterly Presentation of Financial Transactions was published at the close of the second and third quarters of 2003 to account for changes in the financial transactions and facilitate comparison with the projections contained in the 2003-2004 Budget of June 12, 2003.

The 2003-2004 Public Accounts complete the information relating to the actual results for fiscal 2003-2004, whose main data formed part of the second Quarterly Presentation for 2004-2005.

The Public Accounts for the fiscal year ended March 31, 2004 have been prepared by the Comptroller of Finance for the Minister of Finance in accordance with the accounting policies established by the Conseil du trésor and pursuant to the provisions of section 86 of the Financial Administration Act (R.S.Q., c. A-6.001). They are published in two volumes.

Volume 1 – Consolidated Financial Statements of the Gouvernement du Québec

Volume 1 presents summary data on the consolidated financial transactions and the consolidated financial statements of the Gouvernement du Québec for the fiscal year ended March 31, 2004, accompanied by the Auditor General’s report.

Volume 2 – Revenue, Appropriations, Expenditure and Investments of the Consolidated Revenue Fund and Financial Information on the Special Funds of the Gouvernement du Québec

Volume 2 is divided into three sections. The first two sections report on the operations of entities whose revenue is cashed into the Consolidated Revenue Fund or the Health Services Fund and entities whose operating activities are paid for out of these funds using appropriations allotted by Parliament. Such entities include Government departments, budgetary agencies, the National Assembly and persons designated by it, and other portfolios. The third section presents summary financial information on the special funds.

IX

[This page has been left blank intentionally.]

SUMMARY

OF CONSOLIDATED

FINANCIAL TRANSACTIONS

[ This page has been left blank intentionally.]

Consolidated summary of operations
FISCAL YEAR ENDED MARCH 31, 2004
(in millions of dollars)

	2004		2003(1)
		Actual	Actual
	Budget*	results	results
Own-source revenue	45 537	44 962	43 351
Government of Canada transfers	9 770	10 120	9 457

Total revenue	55 307	55 082	52 808

Expenditure (excluding debt service)	47 795	48 199	46 404
Debt service	7 512	7 241	7 132

Total expenditure	55 307	55 440	53 536

ANNUAL DEFICIT	—	(358)	(728)

*	On the basis of the revenue and expenditure forecasts showed in the 2003 – 2004 Budget of June 12, 2003.

(1)	Certain revenue and expenditure figures for 2003 were reclassified for consistency with the presentation adopted in 2004.

XIII

Consolidated summary of operations (cont’d)
FISCAL YEAR ENDED MARCH 31, 2004
(in millions of dollars)

(1)	For the purpose of comparing the Budget and the Actual, transactions included in specific purpose accounts were added to the 2003-2004 Budget. Accordingly, $172 million, $186 million and $358 million were added, respectively, to own-source revenue, Government of Canada transfers and expenditure excluding debt service without affecting the financial framework.

Revenue for the 2003-2004 fiscal year is $225 million less than forecast in the 2003-2004 Budget of June 12, 2003. The $575-million decrease in own-source revenue can be attributed to the $358-million loss incurred by the Société générale de financement du Québec as well as to a decline in personal income tax, which is offset in part by higher results for other revenue sources. As for the $350-million increase in Government of Canada transfers, it can be explained in particular by the introduction of a mechanism for deferring and spreading repayment of the bulk of equalization adjustments over a five-year period starting in 2005-2006.

Expenditure for fiscal 2003-2004, excluding debt service, is $404 million higher than anticipated in the 2003-2004 Budget. This increase is due for the most part to consolidated organizations.

Lastly, debt service is $271 million less than projected in the Budget. This downward revision reflects mainly lower-than-anticipated interest rates.

XIV

Consolidated revenue
FISCAL YEAR ENDED MARCH 31, 2004
(in millions of dollars)

(1)	Certain 2003 figures were reclassified for consistency with the presentation adopted in 2004.

XV

Consolidated expenditure
FISCAL YEAR ENDED MARCH 31, 2004
(in millions of dollars)

2004

Total expenditure: 55 440
By mission

Health and Social Services
19 859, 35.8%
Education and Culture
12 362, 22.3%
Debt service
7 241, 13.1%
Support for Individuals and Families
5 421, 9.8%
Economy and Environment
6 229, 11.2%
Administration and Justice
4 328, 7.8%

2003 (1)

Total expenditure: 53 536
By mission

Health and Social Services
18 614, 34.8%
Education and Culture
11 882, 22.2%
Debt service
7 132, 13.3%
Support for Individuals and Families
5 294, 9.9%
Economy and Environment
6 311, 11.8%
Administration and Justice
4 303, 8.0%

(1)	Certain 2003 figures were reclassified for consistency with the presentation adopted in 2004.

XVI

2004

By supercategory and category

Transfer
40 308
72.7%
Debt service
7 241, 13.1%
Remuneration
4 435, 8.0%
Operating[2]
3 246, 5.8%
Doubful accounts and other allowances
210, 0.4%

Transfer: 40 308 ▶

Remuneration
21 317, 52.9%
Support
12 311, 30.5%
Operating
4 199, 10.4%
Interest
1 184, 3.0%
Capital
1 297, 3.2%

2003 [1]

By supercategory and category

Transfer
38 422
71.8%
Debt service
7 132, 13.3%
Remuneration
4 286, 8.0%
Operating[2]
3 163, 5.9%
Doubful accounts and other allowances
533, 1.0%

Transfer: 38 422 ▶

Remuneration
19 998, 52.0%
Support
11 952, 31.1%
Operating
4 105, 10.7%
Interest
1 216, 3.2%
Capital
1 151, 3.0%

(1)	Certain 2003 figures were reclassified for consistency with the presentation adopted in 2004.

(2)	Including $841 million in 2003-2004 ($783 million in 2002-2003) for the depreciation and loss in value of fixed assets.

XVII

Consolidated financial position
AS AT MARCH 31, 2004
(in millions of dollars)

2004

Net debt: 97 025
Liabilities: 132 987
Direct debt
77 933
58.6%
Pension plans
38 281
28.8%
Other liabilities
9 308, 7.0%
Debt to finance the health and social services and education networks and Government enterprises
3 662, 2.7%
Debt to finance the work of municipal bodies
2 895, 2.2%
Allowance for financing the fixed assets of the health and social services and education networks
908, 0.7%
Accumulated deficit
86 290, 88.9%
Fixed assets
10 735, 11.1%
Financial assets: 35 962
Investment in Government enterprises
18 802, 52.3%
Other financial assets
9 829, 27.3%
Advances to the health and social services and education networks and Government enterprises
3 662, 10.2%
Long-term investments
2 761, 7.7%
Assets for financing the fixed assets of the health and social services and education networks
908, 2.5%

2003 [1]

Net debt: 95 601
Liabilities: 132 648
Direct debt
76 152
57.4%
Pension plans
38 426
29.0%
Other liabilities
9 654, 7.3%
Debt to finance the health and social services and education networks and Government enterprises
4 484, 3.4%
Debt to finance the work of municipal bodies
3 067, 2.3%
Allowance for financing the fixed assets of the health and social services and education networks
865, 0.6%
Accumulated deficit
85 885, 89.8%
Fixed assets
9 716, 10.2%
Financial assets: 37 047
Investment in Government enterprises
18 337, 49.5%
Other financial assets
11 213, 30.3%
Advances to the health and social services and education networks and Government enterprises
4 484, 12.1%
Long-term investments
2 148, 5.8%
Assets for financing the fixed assets of the health and social services and education networks
865, 2.3%

(1)	Certain 2003 figures were reclassified for consistency with the presentation adopted in 2004.

XVIII

Reconciliation of revenue, expenditure and annual deficit
FISCAL YEAR ENDED MARCH 31, 2004
(in millions of dollars)

	2004	2003
(restated)
REVENUE
Consolidated Revenue Fund excluding Government enterprises	48 027	46 161
Government enterprises	3 815	3 764
Government agencies and special funds	16 949	15 360

	68 791	65 285
Elimination of inter-entity transactions	(13 709)	(12 477)

	55 082	52 808

EXPENDITURE
Consolidated Revenue Fund	52 546	51 031
Government agencies and special funds	16 603	14 982

	69 149	66 013
Elimination of inter-entity transactions	(13 709)	(12 477)

	55 440	53 536

ANNUAL DEFICIT	(358)	(728)

XIX

Balanced Budget Act

In accordance with the provisions of the Balanced Budget Act (R.S.Q., c. E-12.001), the Minister of Finance must report to the National Assembly on the surplus or overruns registered during the fiscal year in relation to the objectives set by the Act.

Pursuant to the Balanced Budget Act, the accumulated surplus at the end of fiscal 2003-2004 breaks down as follows:

Accumulated surplus pursuant to the Balanced Budget Act

	2004		2003
		Actual	Actual
	Budget	results (1)	results
	(in millions of dollars)		(restated)
Accumulated surplus, beginning of year	1 177	1 177	1 871
Surplus (overruns) reported for the year	—	(358)	(694)

Accumulated surplus, end of year	1 177	819	1 177

(1)	In fiscal 2003-2004, the changes made to accounting policies, as presented in Note 2, had a $17-million impact on financial results for the year.

XX

Financial statistics
FISCAL YEAR ENDED MARCH 31, 2004
(in millions of dollars)

Fiscal			(Deficit) or			Fixed	Accumulated
year	Revenue *	Expenditure *	surplus	Net debt(1)		assets	surplus
2003-2004	55 082	55 440	(358)	(97 025	)(6)	10 735	86 290
2002-2003	52 808	53 536	(728)	(95 601	)(5)	9 716	85 885
2001-2002	50 622	51 550	(928)	(92 772	)(4)	8 234	84 538
2000-2001	51 303	49 926	1 377	(88 208	)(3)	7 166	81 042
1999-2000	47 640	47 633	7	(89 162	)(2)	6 693	82 469

*	Certain figures were reclassified for consistency with the presentation adopted in 2003-2004.

($M:	millions of dollars)

(1)	Net debt represents total liabilities minus financial assets, recorded in the consolidated statement of financial position.

(2)	The net debt was increased by $359 M for the recording of fixed assets.

(3)	The net debt was increased by $423 M, including $473 M for the recording of fixed assets, $12 M for sick leave and vacations and -$62 M for investments in Government enterprises.

(4)	The net debt was increased by $1 386 M, including $1 068 M for the recording of fixed assets, -$88 M for the recording of the Government’s share of the foreign exchange gains or losses of enterprises, $215 M for the correction of the error made by the Canada Customs and Revenue Agency, $65 M for the change in the accounting policy for certain recoveries, $126 M for the recording of employer contributions in respect of obligations relating to sick leave and vacations, for the change in the status of a Government enterprise and for costs related to the improvement of premises. In addition, accounting changes made by Government enterprises increased the net debt by $2 250 M, including $1 338 M for the recording of foreign currency translation and $912 M for the introduction of a provision for deviations in the real rate of return.

(5)	The net debt was increased by $1 714 M, including $1 482 M for the recording of fixed assets, $122 M for the recording of the Government’s share of translation adjustments of enterprises and $110 M for a change in application of the accounting policy for debts and an adjustment to the accounts receivable of a consolidated agency. In addition, accounting changes made by Government enterprises increased the net debt by $387 M, including $363 M relating to the capping mechanism used in calculating deferred gains and losses on basis on the real rate of return assumption.

(6)	The net debt was increased by $1 059 M, including $1 019 M for the recording of fixed assets and $40 M for the recording of the Government’s share of enterprises’ translation adjustments. In addition, accounting changes by Government enterprises increased the net debt by $7 M in regard to a change in the estimation of the allowance for sick leave and vacations.

XXI

[This page has been left blank intentionally.]

CONSOLIDATED FINANCIAL

STATEMENTS

[This page has been left blank intentionally.]

Statement of responsibility

The Government is responsible for the integrity and objectivity of the consolidated financial statements prepared by the Comptroller of Finance for the Minister of Finance in accordance with the Financial Administration Act (R.S.Q., c. A-6.001, s. 86). These statements are prepared in accordance with the accounting policies disclosed in Note 1 of the financial statements.

To fulfil its accounting and financial reporting responsibilities, the Government maintains systems of financial management and internal control designed to provide reasonable assurance that transactions are duly authorized by Parliament and properly executed and recorded.

The Comptroller of Finance takes care of Government accounting and obtains all the information needed to meet its accounting requirements from Government departments, agencies, enterprises and funds.

The Government submits its consolidated financial statements for audit assurance to the Auditor General who, in his report to the National Assembly, states the nature and scope of his audit as well as his opinion.

The financial statements are part of the Public Accounts tabled annually in the National Assembly by the Minister of Finance.

On behalf of the Gouvernement du Québec,

/s/ Gilles Godbout	/s/ Carole Boisvert
Gilles Godbout	Carole Boisvert, ca
Deputy Minister of Finance	Comptroller of Finance

Québec, March 15, 2005

Auditor General’s report

To the National Assembly,

I have audited the following consolidated financial statements of the Government of Québec for the fiscal year ended March 31, 2004:

—	operating results;

—	accumulated deficits;

—	financial position;

—	financial requirements and financing.

The Minister of Finance is responsible for the preparation of these financial statements. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that the audit be planned and performed to obtain reasonable assurance that the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting policies used and significant estimates made by the management of government departments and agencies included in the government reporting entity, as well as evaluating the overall financial statement presentation.

Reporting entity

The government reporting entity, which is described in note 1 of the financial statements, does not include the entities of the education network and those of the health and social services network. The government should include those entities in its reporting entity since it controls them.

Given the fact that the government did not compile all of the necessary information, I was unable to determine the effects of the non-inclusion of the entities of the education network and of the health and social services network in the financial statements. However, based on the information that I do have, the inclusion of these entities in the government’s consolidated financial statements would have a significant impact on the financial information presented in those statements.

Provision for losses on guaranteed financial initiatives

Investissement Québec establishes the provision for losses on its financial initiatives guaranteed by the government according to the credit risks and the initiatives in progress. The government records

Auditor General’s report (cont’d)

a different provision for the same initiatives according to its own assessment of the credit risks and on the basis of the authorized interventions rather than of those in progress. In my opinion, the provision established by Investissement Québec is appropriate because it is evaluated on the basis of the accrual accounting method and a meticulous analysis of the credit risks. Hence, the government should have recorded in its books, the provision calculated by Investissement Québec. The effect of not having entered an appropriate provision is to understate the deficit of the fiscal year ended on March 31, 2004 by $294 million (March 31, 2003: overstatement of the deficit by $82 million) and to understate the provision for losses on guaranteed financial initiatives, the net debt and the accumulated deficits by $33 million respectively at that date (March 31, 2003: overstatement of these items by $261 million respectively).

In my opinion, except for the undetermined effects of the non-inclusion of the entities of the education network and those of the health and social services network, as well as the effects of the inappropriate recording of the provision for losses on guaranteed financial initiatives, these consolidated financial statements present fairly, in all material respects, the financial position of the Government of Québec as at March 31, 2004, as well as the results of its operations and the changes in its financial position for the fiscal year then ended, in accordance with the accounting policies set forth in note 1. As required by the Auditor General Act, I report that, in my opinion, these accounting policies have been applied on a basis consistent with that of the preceding fiscal year.

Comments of the Auditor General

The Auditor General Act allows me to make any comment that I consider appropriate in my report on the government’s financial statements. The following comments complete my opinion on these financial statements.

1-	Recording of transfer revenue from the Government of Canada

The government’s accounting policy with respect to transfer revenue relies on a cash basis of accounting. The application of this policy leads to an inadequate recording of transfer revenue in the financial statements. Significant amounts collected by the government are presented as income, whereas in actual fact they are debts. Indeed, at the date of the tabling of the financial statements, the Government of Québec is aware of the legal requirement to repay said amounts.

Auditor General’s report (cont’d)

The effects of this inappropriate recording are to understate the deficit of the fiscal year ended March 31, 2004 by $670 million and to understate that of the fiscal year ended March 31, 2003 by $1,125 million. Moreover, the liabilities and the net debt were understated by $1,979 million as at March 31, 2004 and by $1,309 million as at March 31, 2003.

The taking into account of the combined effects of the previously described inadequate recording of the provision for losses on guaranteed financial initiatives and the inadequate recording of transfer revenue would increase the deficit of the fiscal year ended March 31, 2004 by $964 million to total $1,322 million. It would also increase the deficit of the fiscal year ended March 31, 2003 by $1,043 million to total $1,771 million. As for the liabilities and the net debt, they would increase by $2,012 million, totaling $134,999 million and $99,037 million respectively as at March 31, 2004, compared with an increase of $1,048 million for the liabilities and a net debt totaling $133,696 million and $96,649 million respectively as at March 31, 2003. To these combined effects must be added those ensuing from the non-inclusion of the entities of the networks, effects which have not been determined.

2-	Compliance with generally accepted accounting principles for the public sector

These financial statements were prepared according to accounting policies determined by the government. Some of these policies differ from the accounting principles established by the Canadian Institute of Chartered Accountants (CICA) for the public sector. The use of these accounting principles could result in an increase or a decrease in the amounts of the annual deficit, the liabilities, the net debt and the accumulated deficits presented in these financial statements and in my comments. However, as I do not have all of the information required to evaluate their impacts, I was unable to establish all of the effects of the application of these principles on the consolidated financial statements.

Auditor General of Québec,

/s/ Renaud Lachance
Renaud Lachance, CA

Québec, March 15, 2005

Consolidated statement of operations
FISCAL YEAR ENDED MARCH 31, 2004
(in millions of dollars)

		2004		2003
			Actual	Actual
Appendix		Budget*	results	results
(Notes 2
and 12)
5	REVENUE (Note 3)
	Income and property taxes	25 915	25 270	24 373
	Consumption taxes	11 715	11 693	10 998
	Duties and permits	1 318	1 358	1 416
	Miscellaneous	2 647	2 826	2 800
9	Revenue from Government enterprises	3 942	3 815	3 764

	Own-source revenue	45 537	44 962	43 351
	Government of Canada transfers	9 770	10 120	9 457

	Total revenue	55 307	55 082	52 808

6	EXPENDITURE
	Health and Social Services	19 777	19 859	18 614
	Education and Culture	12 316	12 362	11 882
	Economy and Environment	6 112	6 229	6 311
	Support for Individuals and Families	5 165	5 421	5 294
	Administration and Justice	4 425	4 328	4 303

	Sub-total	47 795	48 199	46 404
	Debt service	7 512	7 241	7 132

	Total expenditure	55 307	55 440	53 536

	ANNUAL DEFICIT	—	(358)	(728)

*	On the basis of the revenue and expenditure forecasts showed in the 2003-2004 Budget of June 12, 2003.

Consolidated statement of accumulated deficit
FISCAL YEAR ENDED MARCH 31, 2004
(in millions of dollars)

	2004		2003
	Budget*	Actual	Actual
PREVIOUSLY ESTABLISHED ACCUMULATED DEFICIT, BEGINNING OF YEAR	(84 315)	(85 741)	(84 925)

Restatements (Note 2)	—	(147)	(111)

Government’s share of restatements made by Government enterprises, as at March 31, 2003 (Appendix 9)	—	3	1

	(84 315)	(85 885)	(85 035)

Government’s share of restatements made by Government enterprises, as at April 1st, 2003 (Appendix 9)	—	(7)	—

Restated balance	(84 315)	(85 892)	(85 035)

Government’s share of translation adjustments of Government enterprises	—	(40)	(122)

Annual deficit	—	(358)	(728)

ACCUMULATED DEFICIT, END OF YEAR	(84 315)	(86 290)	(85 885)

*	On the basis of the revenue and expenditure forecasts showed in the 2003-2004 Budget of June 12, 2003.

Consolidated statement of financial position
AS AT MARCH 31, 2004
(in millions of dollars)

Appendix		2004	2003
(Note 2)
FINANCIAL ASSETS
7	Short-term investments	2 164	4 488
8	Accounts receivable	7 336	6 206
9	Investment in Government enterprises	18 802	18 337
10	Long-term investments	2 761	2 148
	Deferred expenses related to debts	329	519
	Advances to the health and social services and education networks and Government enterprises (Note 7)	3 662	4 484
	Assets for financing the fixed assets of the health and social services and education networks (Note 8)	908	865

	TOTAL FINANCIAL ASSETS	35 962	37 047

LIABILITIES
11	Bank overdraft	201	368
12	Accounts payable and accrued expenses	8 775	8 978
	Deferred revenue	332	308
	Pension plans (Note 5)	38 281	38 426
13	Direct debt (Notes 6 and 7)	77 933	76 152
13	Debt to finance the health and social services and education networks and Government enterprises (Notes 6 and 7)	3 662	4 484
13	Debt to finance the work of municipal bodies (Notes 6 and 7)	2 895	3 067
	Allowance for financing the fixed assets of the health and social services and education networks (Note 8)	908	865

	TOTAL LIABILITIES	132 987	132 648

14	NET DEBT	(97 025)	(95 601)
15	FIXED ASSETS (Note 4)	10 735	9 716

	ACCUMULATED DEFICIT	(86 290)	(85 885)

16	Commitments (Note 9)
17	Contingencies (Note 10)
Subsequent event (Note 13)
18	Summary of fiduciary transactions conducted by Government agencies and funds
19	Financial information on the health and social services and education networks that are not included in the Government’s reporting entity

Consolidated statement of financial requirements and financing
FISCAL YEAR ENDED MARCH 31, 2004
(in millions of dollars)

	2004		2003
			(Note 12)
OPERATING ACTIVITIES
Annual deficit		(358)		(728)
Items not affecting liquid assets:
Doubtful accounts and other allowances	210		533
Sick leave and vacations	(59)		55
Depreciation and loss in value of fixed assets	841		783
Amortization of deferred expenses related to debts	158		37
Amortization of deferred foreign exchange loss	5		129
Amortization of discounts and premiums	90	1 245	48	1 585

		887		857
Changes in financial assets and liabilities related to operations		(1 527)		(521)

		(640)		336

Activities related to pension plans
Pension costs (Note 5)	1 618		1 451
Interest on pension plans (Note 5)	3 604	5 222	3 389	4 840

Benefits	(3 154)		(2 913)
Employee and independent employer contributions	151	(3 003)	80	(2 833)

		2 219		2 007

Liquid assets provided by operating activities		1 579		2 343

INVESTMENT ACTIVITIES
Changes in investment in Government enterprises
Investments made	(11)		(340)
Investments realized	285
Share in the results of enterprises entered as revenue less declared dividends	(786)	(512)	(1 140)	(1 480)

Changes in long-term investments
Investments made	(1 107)		(545)
Investments realized	434	(673)	310	(235)

Fixed assets
Acquisition	(1 884)		(2 270)
Disposal	24	(1 860)	5	(2 265)

Liquid assets used for investment activities		(3 045)		(3 980)

NET FINANCIAL REQUIREMENTS		(1 466)		(1 637)

Consolidated statement of financial requirements and financing (cont’d)
FISCAL YEAR ENDED MARCH 31, 2004
(in millions of dollars)

	2004		2003
			(Note 12)
FINANCING ACTIVITIES

Changes in debts
Borrowings made	7 546		11 430
Borrowings repaid	(6 032)	1 514	(5 062)	6 368

Activities related to pension plans

Changes in the Retirement Plans
Sinking Fund
Payments	(1 502)		(900)
Reinvestment of Fund investment income	(862)	(2 364)	(741)	(1 641)

Liquid assets provided by operating activities		(850)		4 727
Changes in liquid assets(1)		2 316		(3 090)

NET FINANCING		1 466		1 637

(1)	Liquid assets include cash in bank (Appendix 11) and short-term investments (Appendix 7).

[This page has been left blank intentionally.]

Notes to financial statements

1.	Significant accounting policies

The Gouvernement du Québec accounts for its financial transactions in accordance with the accounting policies disclosed below. When necessary, the information included in the consolidated financial statements is based on best estimates and judgments.

Reporting entity

The Government’s reporting entity encompasses departments, agencies, enterprises and special funds which must account for the management of their financial transactions and resources to a Minister or directly to the National Assembly and which are part of the Government or under its control. They are listed in appendices 1, 2 and 3 of the financial statements and thus do not include the health and social services and education networks.

Fiduciary transactions conducted by certain agencies and funds are not included in the Government’s reporting entity. These agencies and funds are listed in Appendix 4 of the financial statements.

Consolidation method

The accounts of the Consolidated Revenue Fund and the other entities included in the Government’s reporting entity, with the exception of Government enterprises, have been standardized and combined line by line in accordance with the accounting policies disclosed below. Inter-entity transactions and balances have been eliminated.

Investment in Government enterprises is accounted for using the modified equity method. Therefore, investment in these enterprises is recorded at cost, which is adjusted annually by the Government’s share in the results of these enterprises with an offsetting entry to revenue, and reduced by the portion of dividends that are paid or reported by an enterprise and that accrue to the Government. A Government enterprise has all of the following characteristics:

a)	it is a separate legal entity that has the authority to enter into contracts in its own name and to go before a court;

b)	it is vested with the financial and administrative power to carry out commercial activities;

c)	its main activity is the sale of goods or the delivery of services to individuals or to organizations not included in the Government’s reporting entity;

d)	it may, during the normal course of its operations, pursue its activities and settle its debts using revenue from sources not included in the Government’s reporting entity.

Revenue

Revenue from income and property taxes, consumption taxes, duties, permits, fines and forfeitures is recorded in the fiscal year during which it is received, after deducting reimbursements and other amounts deductible under the applicable legislation. Assessments and amounts billed before the end of the fiscal year are entered as revenue.

Revenue from Government of Canada transfers is recorded in the fiscal year during which it is received. However, claims issued and estimates of revenue from transfers related to shared-cost programs without fiscal compensation are recorded in the fiscal year during which the related expenditures are made.

Other revenue is recorded on the accrual basis. Interest income ceases to be recorded when there is no reasonable assurance that the principal or interest will be recovered.

Expenditure

Transfers are recorded in the fiscal year during which the events that give rise to them occur, insofar as the transfers have been authorized and once beneficiaries have met the eligibility criteria.

Expenditure includes the cost of goods and services acquired during the fiscal year, with the exception of fixed assets for which an annual depreciation is recorded.

Debt service interest charges resulting from transactions in foreign currency are translated into Canadian dollars at the rates in effect at the time of the transactions.

Financial assets

Short-term investments are recorded at cost and accounts receivable, loans and advances are recorded initially at cost and then brought down to their net recoverable value through valuation allowances.

Investment in Government enterprises is recorded using the modified equity method.

Other long-term investments are entered at cost and reduced by any durable loss in value. The loss in value is charged to operations for the fiscal year during which it is known.

Liabilities

Accounts payable and accrued expenses

Specific purpose accounts

The Financial Administration Act (R.S.Q., c. A-6.001) provides for the creation of specific purpose accounts in which amounts received in respect of a contract or an agreement calling for the allocation of funds to a specific purpose may be deposited. Consequently, certain amounts receivable or payable under shared-cost programs without fiscal compensation or as a result of third-party compensation are recorded in specific purpose accounts.

Sick leave and vacations

Obligations relating to sick leave and vacations owed to Government employees are recorded as liabilities. The annual change in this account is posted to expenditure.

Allowance for losses on guaranteed financial initiatives

Obligations resulting from borrowings and other guaranteed financial initiatives are recorded as liabilities when a loss is probable. The annual change in this allowance is posted to expenditure.

The allowance for probable losses is evaluated using a rate based on past experience regarding losses on each of the guarantee programs. Special guarantees are grouped according to risk level.

Pension plans

Government pension plans are defined benefit pension plans. Within the context of preparing the Government’s financial statements, obligations relating to vested benefits are evaluated using the actuarial projected benefit method prorated on service, according to the most probable assumptions set by the Government with regard, notably, to inflation, interest and employee remuneration. This method has been adjusted, however, to reflect the way in which benefits are earned by employees.

Total cost of plans

The annual cost of vested benefits for all pension plans, including the cost of changes to the plans, and the amortization of adjustments to estimates based on actuarial gains or losses are charged to expenditure, with an offsetting entry in the retirement plans account, i.e. pension plan liability. Changes to actuarial assumptions are included in the adjustments to estimates based on actuarial gains or losses.

In the case of the Government and Public Employees Retirement Plan (RREGOP), the Pension Plan of Management Personnel (PPMP), the Civil Service Superannuation Plan (CSSP), the Teachers Pension Plan (TPP), the Pension Plan of Certain Teachers (PPCT) and transfers from the TPP and the CSSP to RREGOP and the PPMP, adjustments to estimates based on actuarial gains or losses are amortized using the straight-line method over a period corresponding to the estimated average remaining years of service of participants in these plans as a whole. However, adjustments to estimates based on actuarial gains or losses for the other pension plans are amortized over a period corresponding to the estimated average remaining years of service of participants in each plan.

The total cost of the pension plans also includes interest charges on obligations relating to vested benefits, with an offsetting entry to liabilities in the retirement plans account.

Retirement Plans Sinking Fund (RPSF)

Under the Financial Administration Act (R.S.Q., c. A-6.001, s. 8), the Minister of Finance may make long-term investments, by way of a deposit with the Caisse de dépôt et placement du Québec, using part of the Consolidated Revenue Fund up to an amount equal to the sums recorded as the pension plans liability, in order to create a sinking fund to provide for the payment of all or part of the benefits awarded under these plans. The RPSF’s assets are recorded at a value based on their market value. The RPSF’s annual investment income is calculated by applying the nominal interest rate used in the most recent actuarial valuation to the RPSF’s balance at the end of the previous fiscal year.

During the actuarial valuations conducted every three years, discrepancies that can be attributed to differences between revenue recorded since the most recent actuarial valuations and investment income valuated at its market value at the end of the fiscal year are amortized using the straight-line method over a period corresponding to the estimated average remaining years of service of participants, i.e. the period applicable to estimates based on actuarial gains or losses.

The RPSF’s investment income and the amortization of discrepancies observed in the course of actuarial valuations are subtracted in calculating interest charges on obligations relating to vested benefits.

Debts

Borrowings are recorded at the amount received at the time of issue, adjusted by the premium or discount amortization to obtain the amount of principal repayable at maturity. The amortization is calculated using the effective rate for each borrowing.

Issue expenses related to debts are deferred and amortized over the term of each borrowing using the straight-line method. The unamortized balance is included in deferred expenses related to debts.

Borrowings in foreign currency are translated into Canadian dollars at the rates in effect on March 31.

Foreign exchange gains or losses resulting from the translation of borrowings are deferred and amortized over the remaining term of each borrowing using the straight-line method.

Derivative instruments

The Government uses derivative instruments to manage foreign exchange and interest rate risks related to debts. These instruments are recorded at cost.

Derivative instruments used to manage the foreign exchange risk associated with the repayment of interest and principal on borrowings and with the cash management transactions such risk management entails, including currency swap contracts and foreign exchange forward contracts, are translated into Canadian dollars at the rates in effect on March 31. The components of these instruments, namely, financial assets and liabilities, are offset against one another and shown as “Debts” items.

Interest rate exchanges stemming from interest rate swap contracts used to change exposure to interest rate risk over the long term are reconciled with interest charges for the borrowings with which these swap contracts are associated.

Gains or losses on derivative instruments are deferred and amortized over the term of each contract. However, foreign exchange gains or losses on short-term contracts aimed at modifying the foreign exchange risk associated with long-term borrowings are amortized over the remaining term of the borrowing portfolio in the currency concerned using the straight-line method.

Debt Sinking Fund

Securities held by the sinking fund are recorded at the amount paid at the time of purchase, adjusted by the premium or discount amortization to obtain the amount of principal receivable at maturity. The amortization is calculated on the basis of the effective rate for each security.

The difference between the book value of a security and the amount received at the time of its disposal is charged to results.

Fixed assets

Fixed assets consist of acquired, built, developed or improved non-financial assets, whose useful life extends beyond the fiscal year and which are intended to be used on an ongoing basis for producing goods or delivering services.

They include land, buildings, facilities such as parks and outdoor recreational areas, complex networks such as dams, canals, roads and bridges, equipment such as vehicles and furniture, and the development of data processing systems.

Fixed assets are recorded at cost and depreciated — except for land, which is not depreciated — using a logical and systematic method over a period corresponding to their useful life. They are a component of net debt. Their cost includes financing charges capitalized during their construction, improvement or development.

The cost of fixed assets held under capital leases is equal to the present value of payments due. Works of art and historic property are not recorded as fixed assets but are mentioned in a note to the financial statements, and their cost is charged to expenditure for the fiscal year during which they are acquired.

Fixed assets acquired through donation or for a nominal fee are recorded at their fair value at the time of acquisition with an offsetting entry to deferred revenue liabilities, which are gradually transferred to operating results using the same term and method of amortization as for the fixed assets concerned. However, land is recorded at its nominal value.

Sums received from agencies not included in the Government’s reporting entity for the purchase of fixed assets are recorded as deferred revenue liabilities and gradually transferred to operating results using the same term and method of amortization as for the fixed assets concerned. However, contributions received for the purchase of land are deducted from the latter’s cost.

2.	Restatements

One of the terms of application of the accounting policy for debts was changed to reflect, in the amount of principal to be repaid at maturity, the indexation of the par value of real return bonds according to the consumer price index.

In previous years, accrued interest receivable by an agency from the Government was considered accounts receivable, although it should have increased consolidated expenditure.

These restatements increased (decreased) the following financial statement items:

	2004	2003
	(in millions of dollars)
Expenditure	17	36
Direct debt	162	120
Deferred expenses related to debts	55	29
Accounts receivable	(57)	(56)
Accumulated deficit, beginning of year	147	111

3.	Revenue

According to applicable legislation, revenue is shown after deduction of the following items:

	2004	2003
	(in millions of dollars)
Personal income tax
Refundable tax credits:
Sales tax	471	456
Day care expenses	196	200
Other	134	113
Property tax refunds	225	230
Family assistance allowances		3

	1 026	1 002

Corporate taxes
Refundable tax credits:
Scientific research and experimental development	649	547
Cinematrographic productions	106	110
Tax credits relating to the reporting of tips	55	49
Other	437	398

	1 247	1 104

Duties and permits
Silvicultural work and other forest management activities	293	230
Highway carrier monitoring	54	48
Other	5	5

	352	283

	2 625	2 389

4.	Fixed assets

Fixed assets are recorded at cost. They are depreciated over their useful life using the following methods:

Category	Depreciation method	Useful life
Buildings	Straight-line and annuity	10 to 50 years
Facilities	Straight-line	5 to 10 years
Complex networks	Straight-line	10 to 40 years
Equipment	Straight-line	3 to 20 years
Development of data processing systems	Straight-line	5 to 10 years

Works of art and historic property consist mainly of paintings, sculptures, drawings, prints, photographs, installations, films and videos and their cost is charged to expenditures for the fiscal year in which they are acquired.

5.	Pension plans

The Gouvernement du Québec contributes to several pension plans for its employees. Employees of the public and parapublic sectors, the Members of the National Assembly and the judges of the Court of Québec participate in these plans.

Pension plans

	Estimated		Number of
	number of		beneficiaries
	participants as		as at
	at December		December 31,
	31, 2003		2003
Government and Public Employees Retirement Plan (RREGOP)	470 000		117 855
Pension Plan of Management Personnel (PPMP)	25 200		13 768
Teachers Pension Plan and Pension Plan of Certain Teachers (TPP and PPCT)	4 050	*	47 487	*
Civil Service Superannuation Plan (CSSP)	2 525	*	24 503	*
Superannuation Plan for the Members of the Sûreté du Québec (SPMSQ)	5 125		3 785
Pension Plan of Peace Officers in Correctional Services (PPPOCS)	2 950		1 073
Pension Plan of the Judges of the Court of Québec (PPJCQ)	270		301
Pension Plan for Federal Employees Transferred to Employment with the Gouvernement du Québec (PPFEQ)	270		77
Pension Plan of the Members of the National Assembly (PPMNA)	125		265

	510 515		209 114

*	These plans have not admitted any new participants since July 1, 1973.

These plans are “defined benefit” pension plans, which means that they guarantee participants a set income upon retirement, calculated on the basis of participants’ average income for the best paid years, generally five, and their number of years of service. The portion of benefits accrued prior to July 1, 1982 is usually indexed to the cost of living, while those accrued after that date are partially indexed.

There are two types of pension plans:	— cost-sharing pension plans;
— cost-balance pension plans.

Cost-sharing pension plans

In the case of RREGOP and the PPMP, the Government covers costs at a rate of 50% for years of service since July 1, 1982 and 58.33% (7/12) for years of service prior to July 1, 1982. The contributions of participants and independent employers are remitted to the Caisse de dépôt et placement du Québec.

In the case of the PPPOCS, the Government covers 46% of costs, while employees cover 54%. Employee contributions are paid into the Consolidated Revenue Fund.

Cost-balance pension plans

Cost-balance pension plans are plans for which employers cover the difference between the cost of plans and the contributions paid by participants. All Government plans except RREGOP, the PPMP and the PPPOCS fall into this category.

The contributions of participants and independent employers to these cost-balance plans are paid into the Consolidated Revenue Fund. The Government covers the difference between the cost of each plan and the contributions paid by participants and independent employers.

Value of actuarial obligations relating to vested benefits for the pension plans as a whole

The value of actuarial obligations relating to vested benefits for the pension plans as a whole for service rendered as at a given date is determined by actuaries of the Commission administrative des régimes de retraite et d’assurances (CARRA). For this purpose, they use the actuarial projected benefit method prorated on service and take into account, among other things, the most probable long-term economic assumptions.

Long-term economic assumptions:

— Yield, net of inflation	4.85%
— Inflation rate	3.00%
— Salary escalation rate, net of inflation	1.10%

Government’s liability with regard to the pension plans

The Government’s liability with regard to the pension plans is recorded in conformity with the recommendations of the Canadian Institute of Chartered Accountants for public sector pension plans.

The liability recorded with respect to the pension plans is established on the basis of the value of actuarial obligations relating to vested benefits for the pension plans as a whole, taking into account certain adjustments stemming from actuarial gains or losses noted during the actuarial valuations prepared every three years. These gains or losses are amortized using the accounting policy established for this purpose. The Government’s liability with regard to the pension plans also includes interest charges calculated on the basis of the value of the actuarial obligations relating to vested benefits as at a given date for the pension plans as a whole.

As shown by the following table concerning the main pension plans, the Government’s liability with regard to the pension plans as a whole is estimated at $52 485 million as at March 31, 2004, including $29 558 million for RREGOP and the PPMP.

Pension plans liability

	Actuarial
	obligations
	relating to			Pension plans	Pension plans
	vested			liability as at	liability as at
	benefits		Adjustments	March 31, 2004	March 31, 2003
	(in millions of dollars)
RREGOP
— regular service	23 071		(1 007)	22 064	20 253
— transferred service	2 484		(204)	2 280	2 268
PPMP
— regular service	4 366		(254)	4 112	3 729
— transferred service	1 197		(95)	1 102	1 081
TPP and PPCT	15 050		(902)	14 148	14 302
CSSP	5 198		(246)	4 952	5 017
Other	3 818		9	3 827	3 616

	55 184		(2 699)	52 485	50 266
Sinking fund(1)	(12 886	)(2)	(1 318)	(14 204)	(11 840)

	42 298		(4 017)	38 281	38 426

(1)	During fiscal 2003-2004 the Minister of Finance made investments of $1 502 million in the Retirement Plans Sinking Fund ($900 million in 2002-2003). At March 31, 2004, $862 million in investment income ($741 million in 2003) was reinvested in the sinking fund, and was taken into account in calculating the interest charges relating to pension plans.

(2)	This amount corresponds to the fair value of investments with the Caisse de dépôt et placement du Québec as at March 31, 2004.

Actuarial valuations and subsequent estimates

The most recent extrapolations, which were filed and issued in 2004, were determined on the basis of actuarial valuations as at December 31, 2001 for the PPMNA and the PPPOCS; as at December 31, 2000 for the PPCT, the PPJCQ, the SPMSQ, the PPFEQ, the PPMP (RRAS) and service transferred from the TPP and the CSSP to RREGOP and the PPMP; as at December 31, 1999 for the CSSP, the TPP, RREGOP and the PPMP, other than service transferred from the TPP and the CSSP to RREGOP and the PPMP, and for the PPMP (RRAS), given that the most recent actuarial valuations were not available and the Government was therefore unable to evaluate the impact on actuarial obligations relating to vested benefits.

Total cost of pension plans

	2004	2003
	(in millions of dollars)
Pension costs
Cost of vested benefits excluding interest charges	1 543	1 303
Employee contributions	(146)	(76)
Independant employer contributions	(5)	(4)

	1 392	1 223
Cost of changes		3
Amortization of adjustments to estimates based on actuarial gains or losses	226	225

	1 618	1 451
Interest on pension plans	2 742 (1)	2 648 (1)

Total	4 360	4 099

(1)	After deducting Retirement Plans Sinking Fund investment income of $862 million in 2003-2004 ($741 million in 2002-2003).

Funding of pension plans

Actuarial valuations for funding purposes for regular service under “cost-sharing” pension plans (RREGOP, PPMP AND PPPOCS)

By law, CARRA actuaries are required to prepare, every three years, an actuarial valuation for funding purposes for each of the pension plans in order to determine the rates of contribution for these plans. To that end, the actuaries take legislative provisions and collective agreements into account using the valuation method agreed upon by the parties concerned and economic assumptions that are more conservative than those used to prepare valuations for accounting purposes.

According to these valuations, the Government commitment for funding purposes is calculated as the fund that the Government would have amassed had it been required to pay contributions since 1973 on the same bases as those used to determine the rate of contribution of participants. In the case of RREGOP and the PPMP, this fund was estimated at $37 147 million at fair value and $41 699 million at cost as at December 31, 2003 ($32 677 million at fair value and $39 800 million at cost as at December 31, 2002). In the case of the PPPOCS, for which employee contributions were paid into the Consolidated Revenue Fund, the value of the fund that would have been amassed by employees and the Government was $733 million at cost as at December 31, 2003 ($713 million as at December 31, 2002).

The difference between these amounts and the liability recorded for these three plans represents a non-payable amount that does not have to be recorded as a liability of the Government. A number of the Government’s labour-management associations submitted an application to the Québec Superior Court requesting that it recognize that this difference constitutes a Government commitment. In July 2004, the ruling handed down by the Québec Superior Court on this application concluded that:

—	in every fiscal year since 1973, the Government has disclosed, in an appropriate manner and in accordance with the standards of the Canadian Institute of Chartered Accountants, its financial commitments regarding the sharing of the cost of the Government and Public Employees Retirement Plan (RREGOP), the Pension Plan of Management Personnel (PPMP) and the Pension Plan of Peace Officers in Correctional Services (PPPOCS), as provided in the legislation concerned;

—	sharing the cost of financing the pension plans concerned, namely, RREGOP, the PPMP and the PPPOCS, does not commit the Government to using the same actuarial bases as those employed to constitute the pension funds of participating employees, especially since the evidence revealed no risk of a detrimental impact on the pension wealth of each covered participating employee at any time.

The Government’s labour-management associations appealed this ruling in August 2004.

6.	Risk management and derivative instruments

To meet the financial requirements arising from its operations for repaying maturing loans and for maintaining the desired level of liquid assets, the Government has provided itself with an annual financing and debt-management program targeting Canadian and international financial markets.

Participation in these markets involves various types of risk. Therefore, the Government devises risk-management strategies by using the different derivative instruments at its disposal.

Foreign exchange risk

Foreign exchange risk is the risk that the cash flows needed to repay the interest and principal on loans in foreign currency will vary according to market fluctuations. To manage this risk, the Government uses derivative instruments such as currency swap contracts and foreign exchange forward contracts. The purpose of such contracts is to exchange cash flows from one currency to another. These contracts mature at various dates until 2020.

After taking into account derivative instruments used to manage foreign exchange risk, the structure of the debt as at March 31, 2004 was 85% in Canadian dollars, 5% in U.S. dollars, 5% in yen and 5% in Swiss francs (as at March 31, 2003: 83% in Canadian dollars, 4% in U.S. dollars, 10% in yen and 3% in Swiss francs).

Interest rate risk

Interest rate risk is the risk that debt service will vary unfavourably according to interest rate fluctuations. To reduce its exposure to interest rate risk, the Government uses interest rate swap contracts or short-term derivative products. Interest rate swap contracts make it possible to exchange payments of interest at fixed rates for payments of interest at variable rates or vice versa on the basis of a reference par value.

After taking into account derivative instruments used to manage interest rate risk, the structure of the debt as at March 31, 2004 was 66% at fixed rates and 34% at variable rates (as at March 31, 2003: 71% at fixed rates and 29% at variable rates).

Credit risk

Credit risk is the risk that a counterparty will default on his contractual obligations, an event that could entail financial losses for the Government. To protect itself from such a risk within the scope of derivative instrument transactions, the Government has adopted a credit risk management policy that limits potential losses by counterparties.

A credit limit is set for each counterparty based mainly on his credit rating. When this limit is exceeded, a process is implemented to ensure that the amounts owed by the counterparty concerned fall within the limits set.

The Government deals with major financial institutions whose credit rating is equal to or higher than its own. As at March 31, 2004, over 98% of its derivative instrument portfolio was associated with counterparties that had a double “A” or better rating. All of the Government’s counterparties had at least an “A” rating with a recognized credit rating agency.

Liquidity risk

Liquidity risk is the risk that the Government will not be able to meet its financial commitments over the short term. To offset this risk, the Government has obtained lines of credit totalling C$1 165 million from various Canadian banking institutions.

In addition, the Government has concluded credit agreements for U.S.$3 500 million with a Canadian and international banking syndicate.

As at March 31, 2004, none of these credit lines or agreements had been drawn upon.

7.	Debts

	2004
				Health and social services and
				education networks and
	Direct			Government enterprises(1)
		Total in			Total in
	In millions of	Canadian		In millions of	Canadian
Currency	monetary units	equivalent		monetary units	equivalent
		(in millions of dollars)			(in millions of dollars)
In Canadian dollars	47 903	47 903	(3)	3 709	3 709
In U.S. dollars	12 298	16 117		3	3
In yen	516 717	6 499
In euros	5 450	8 780
In Swiss francs	507	524
Other currencies (4)		1 165
Less :
Derivative instruments — net		(760)			(1)
Sinking fund		3 456			51

Debts before deferred foreign exchange loss		78 292			3 662
Deferred foreign exchange loss		359

		77 933			3 662

	2003
				Health and social services and
				education networks and
	Direct			Government enterprises(1)
		Total in			Total in
	In millions of	Canadian		In millions of	Canadian
Currency	monetary units	equivalent		monetary units	equivalent
		(in millions of dollars)			(in millions of dollars)
		(Note 2)
In Canadian dollars	45 045	45 045	(3)	4 523	4 523
In U.S. dollars	11 948	17 571		3	4
In yen	537 601	6 690
In euros	5 724	9 170
In Swiss francs	508	552
Other currencies (4)		903
Less:
Derivative instruments — net		(669)			1
Sinking fund		3 552			42

Debts before deferred foreign exchange loss		77 048			4 484
Deferred foreign exchange loss		896

		76 152			4 484

(See notes 1, 2, 3 and 4 on page 30)

2004
Work of municipal bodies(2)		Total			Total after
	Total in		Total in	Derivative	impact of
In millions of	Canadian	In millions of	Canadian	instruments	derivative
monetary units	equivalent	monetary units	equivalent	— net	instruments
	(in millions of dollars)		(in millions of dollars)	(in millions of dollars)	(in millions of dollars)
2 182	2 182	53 794	53 794	21 898	75 692
215	282	12 516	16 402	(12 219)	4 183
5 000	63	521 717	6 562	(2 295)	4 267
176	283	5 626	9 063	(9 084)	(21)
		507	524	3 714	4 238
			1 165	(1 168)	(3)
	(85)		(846)	846
			3 507		3 507

	2 895		84 849		84 849
			359		359

	2 895		84 490		84 490

2003
Work of municipal bodies(2)		Total			Total after
	Total in		Total in	Derivative	impact of
In millions of	Canadian	In millions of	Canadian	instruments	derivative
monetary units	equivalent	monetary units	equivalent	— net	instruments
	(in millions of dollars)		(in millions of dollars)	(in millions of dollars)	(in millions of dollars)
			(Note 2)
2 045	2 045	51 613	51 613	22 350	73 963
315	463	12 266	18 038	(14 704)	3 334
5 000	62	542 601	6 752	1 637	8 389
284	455	6 008	9 625	(9 625)
		508	552	1 955	2 507
			903	(903)
	(42)		(710)	710
			3 594		3 594

	3 067		84 599		84 599
			896		896

	3 067		83 703		83 703

Weighted average interest rate(5)

			Health and social services
			and education networks
			and Government
	Direct		enterprises		Work of municipal bodies
Currency	2004	2003	2004	2003	2004	2003
In Canadian dollars	5.98%	6.36%	6.18%	6.48%	5.93%	6.33%
In U.S. dollars	6.19	6.68	1.31	1.41	7.07	7.28
In yen	3.59	3.63			9.89	9.89
In euros	5.28	5.37			8.41	8.37
In Swiss francs	3.16	3.16
Weighted average rate	5.75%	6.07%	6.18%	6.48%	6.47%	6.96%

(1)	To offset this debt, advances to the health and social services and education networks and to Government enterprises are granted on the same conditions as these borrowings and recorded as financial assets.

(2)	Under the water treatment program, the Government is committed, in accordance with an agreement with the municipalities and the Société québécoise d’assainissement des eaux (SQAE), to contributing to the financing of work costs by repaying, based on date of maturity, the principal and interest on borrowings contracted by the SQAE.

(3)	The Government held $52 million worth of its securities as at March 31, 2004 ($282 million in 2003).

(4)	In 2003 and 2004, other currencies included the pound sterling, the Australian dollar and the Swedish krona. A detailed table by type of currency and debt is presented in Appendix 13.

(5)	The weighted average interest rate corresponds to the effective rate of borrowings.

Debt schedules after impact of derivative instruments

Direct

Maturing on	In Canadian	In U.S.			In Swiss	Other
March 31(6)	dollars(9)	dollars(9)	In yen	In euros	francs	currencies	Total
							(in millions of
							dollars)
2005	12 619	(4 133)	(24)		2 706		11 168
2006	6 365	62	13	5			6 445
2007	4 969	39	19				5 027
2008	5 608	134	46	1			5 789
2009	4 911	24		(3)	7		4 939

	34 472	(3 874)	54	3	2 713		33 368
2010-2014	18 237	1 154	1 956	(23)	1 525	(3)	22 846
2015-2019	551	909	2 005	(1)			3 464
2020-2024	2 189	2 093	252				4 534
2025-2029	2 892	1 227					4 119
2030 and thereafter	7 794	2 167					9 961

	66 135	3 676	4 267	(21)	4 238	(3)	78 292

Health and social services and education networks
and Government enterprises

Maturing on	In Canadian	In U.S.			In Swiss	Other
March 31(7)	dollars(9)	dollars	In yen	In euros	francs	currencies	Total
							(in millions of
							dollars)
2005	532						532
2006	868						868
2007	12						12
2008	636						636
2009	14						14

	2 062						2 062
2010-2014	732						732
2015-2019	27						27
2020-2024	327						327
2025-2029	6						6
2030 and thereafter	508						508

	3 662						3 662

Work of municipal
bodies

Maturing on	In Canadian	In U.S.			In Swiss	Other
March 31(8)	dollars	dollars	In yen	In euros	francs	currencies	Total
							(in millions of
							dollars)
2005	363						363
2006	388						388
2007	410						410
2008	207						207
2009	115						115

	1 483						1 483
2010-2014	1 362						1 362
2015-2019	50						50

	2 895						2 895

(6)	This schedule takes into account $2 844 million for Treasury bills and $2 866 million for short-term borrowings in 2005 and was drawn up considering projected repayments of $730 million in 2005, $592 million in 2006, $527 million in 2007, $660 million in 2008,
$293 million in 2009 and $1 099 million in 2010-2014 for savings products redeemable on demand.

(7)	This schedule includes an amount of $460 million, for Treasury bills, maturing in 2005.

(8)	This schedule includes an amount of $5 million, for Treasury bills, maturing in 2005.

(9)	These schedules take into account the sinking fund of $3 000 million for debts in Canadian dollars and $507 million for debts in U.S. dollars.

8.	Allowance for financing the fixed assets of the health and social services and education networks

Under the General and Vocational Colleges Act (R.S.Q., c. C-29), the Education Act (R.S.Q., c. I-13.3), the University Investments Act (R.S.Q., c. I-17), the Act respecting health services and social services (R.S.Q., c. S-4.2) and the Act respecting health services and social services for Cree Native persons (R.S.Q., c. S-5), the Government has created sinking funds for the purpose of repaying, out of the sums deposited by the Minister responsible, borrowings (principal and interest) contracted to finance the fixed assets of organizations in the health and social services and education networks.

The net assets of these sinking funds are as follows:

	2004	2003
	(in millions of dollars)
Sinking funds relating to borrowings by:
General and vocational colleges in Québec	210	216
Québec school boards	308	277
Québec university establishments	270	241
Québec health and social services organizations	120	131

	908	865

9.	Commitments

Commitments for transfers to school boards and educational institutions, health and social services institutions, municipalities and municipal bodies, and other beneficiaries are shown in summary form in Appendix 16. As at March 31, 2004, these commitments totalled
$22 222 million ($21 263 million as at March 31, 2003).

In addition, minimum unrealized payments under operating leases totalled $826 million as at March 31, 2004 ($740 million as at March 31, 2003).

10.	Contingencies

A)	Net guaranteed financial initiatives as at March 31, 2004 totalled $44 538 million ($45 699 million as at March 31, 2003) including
$34 917 million as at March 31, 2004 ($36 723 million as at March 31, 2003) related to Hydro-Québec loan guarantees. These net guaranteed financial initiatives are shown in summary form in Appendix 17.

B)	The Government is faced with claims and lawsuits, pending or potential. Some pertain to land claims by Native groups and benefit claims by social aid recipients under 30 years of age, while others, involving $903 million ($745 million in 2003), derive from breach of contract, personal injury or property damage and other similar causes. Since the outcome of these contingencies is uncertain, it is impossible to determine the potential loss the Government might incur.

11.	Major-entity balances and transactions with Government enterprises

	2004	2003
	(in millions of dollars)
		(Note 12)
Inter-entity transactions
Revenue
Income and property taxes	547	515
Sales of goods and services	538	691

	1 085	1 206

Expenditure
Health and Social Services		131
Economy and Environment	40	55
Administration and Justice	41	39

	81	225

Inter-entity balances
Accounts receivable	344	359

Long-term investments	182	93

Advances to the health and social services and education networks and Government enterprises	1 686	2 004

Accounts payable and accrued expenses	7	25

Direct debt	958	475

12.	Comparative figures

Certain comparative figures for 2003 were reclassified for consistency with the presentation adopted in 2004.

13.	Subsequent event

The collective agreements of public sector employees expired on June 30, 2003. In addition, on January 9, 2004, the Superior Court issued a ruling in the area of pay equity. On June 15, 2004, the Government announced the budget framework for its remuneration policy, which limits pay adjustments in the public and parapublic sectors as a whole to 12.6% over six years, i.e. from April 1, 2004 to March 31, 2010. This budget framework covers the renewal of agreements with unionized employees and health-sector managers and professionals as well as the issue of pay equity. Since the Government is currently negotiating with the various associations, the monetary impact remains unknown.

APPENDIX 1

Government departments and agencies whose financial transactions were conducted within the Consolidated Revenue Fund

Affaires municipales, Sport et Loisir
     Commission municipale du Québec
     Régie du logement

Agriculture, Pêcheries et Alimentation
     Commission de protection du territoire agricole du Québec
     Régie des marchés agricoles et alimentaires du Québec

Assemblée nationale

Conseil du trésor et Administration gouvernementale
     Commission de la fonction publique

Conseil exécutif
     Conseil permanent de la jeunesse

Culture et Communications
     Commission de toponymie
     Commission des biens culturels du Québec
     Conseil supérieur de la langue française
     Office québécois de la langue française

Développement économique et régional et Recherche
     Conseil de la science et de la technologie

Éducation
     Commission consultative de l’enseignement privé
     Commission d’évaluation de l’enseignement collégial
     Conseil supérieur de l’éducation

Emploi, Solidarité sociale et Famille
     Commission des partenaires du marché du travail
     Conseil de la famille et de l’enfance

Environnement
     Bureau d’audiences publiques sur l’environnement

Finances
     Registraire des entreprises

APPENDIX 1

Government departments and agencies whose financial transactions were conducted within the Consolidated Revenue Fund (cont’d)

Justice
     Comité de la rémunération des juges de la Cour du Québec et des cours municipales
     Conseil de la justice administrative
     Conseil de la magistrature
     Tribunal des droits de la personne

Personnes désignées par l’Assemblée nationale
     Commissaire au lobbyisme
     Directeur général des élections — Commission de la représentation
     Protecteur du citoyen
     Vérificateur général

Relations avec les citoyens et Immigration
     Commission d’accès à l’information
     Commission des droits de la personne et des droits de la jeunesse
     Conseil des relations interculturelles
     Conseil du statut de la femme
     Curateur public*
     Office de la protection du consommateur

Relations internationales

Ressources naturelles, Faune et Parcs
     Société de la faune et des parcs du Québec

Revenu

Santé et Services sociaux
     Agence d’évaluation des technologies et des modes d’intervention en santé
     Conseil de la santé et du bien-être
     Conseil des aînés
     Conseil médical du Québec
     Office des personnes handicapées du Québec
     Protecteur des usagers en matière de santé et de services sociaux

Sécurité publique
     Bureau des coroners
     Comité de déontologie policière
     Commissaire à la déontologie policière
     Commission québécoise des libérations conditionnelles
     Régie des alcools, des courses et des jeux

APPENDIX 1

Government departments and agencies whose financial transactions were conducted within the Consolidated Revenue Fund (cont’d)

Transports
     Commission des transports du Québec

Travail
     Commission de l’équité salariale
     Conseil consultatif du travail et de la main-d’oeuvre
     Conseil des services essentiels
     Régie du bâtiment du Québec

*	This entity also conducts fiduciary transactions that are not included in the Government’s reporting entity.

APPENDIX 2

Government agencies and special funds
that have their own reporting entity

Agencies

Agence de l’efficacité énergétique
Agence métropolitaine de transport(1)
Agence nationale d’encadrement du secteur financier (Autorité des marchés financiers)
Bibliothèque nationale du Québec
Bureau d’accréditation des pêcheurs et des aides-pêcheurs du Québec
Bureau de décision et de révision en valeurs mobilières
Centre de recherche industrielle du Québec
Commissaire de l’industrie de la construction
Commission de la capitale nationale du Québec
Commission de reconnaissance des associations d’artistes et des associations de producteurs
Commission des lésions professionnelles
Commission des normes du travail
Commission des relations du travail
Commission des services juridiques
Conseil des arts et des lettres du Québec
Corporation d’urgences-santé
École nationale de police du Québec(1)
École nationale des pompiers du Québec(1)
Fondation de la faune du Québec
Fonds d’aide aux recours collectifs
Fonds d’assurance-prêts agricoles et forestiers
Fonds de la recherche en santé du Québec
Fonds québécois de la recherche sur la nature et les technologies
Fonds québécois de la recherche sur la société et la culture
Héma-Québec
Institut de la statistique du Québec
Institut de tourisme et d’hôtellerie du Québec(1)
Institut national de santé publique du Québec
Investissement Québec
La Financière agricole du Québec
Musée d’art contemporain de Montréal
Musée de la civilisation
Musée national des beaux-arts du Québec
Office de la sécurité du revenu des chasseurs et piégeurs cris
Office des professions du Québec
Office Québec-Amériques pour la jeunesse
Régie de l’assurance maladie du Québec
Régie de l’énergie
Régie des installations olympiques
Régie du cinéma

APPENDIX 2

Government agencies and special funds
that have their own reporting entity (cont’d)

Agencies (cont’d)

Sidbec
Société de développement de la Zone de commerce international de Montréal à Mirabel
Société de développement des entreprises culturelles
Société de la Place des Arts de Montréal(1)
Société de télédiffusion du Québec (Télé-Québec)
Société des Traversiers du Québec
Société d’habitation du Québec(1)
Société du Centre des congrès de Québec
Société du Grand Théâtre de Québec
Société du Palais des congrès de Montréal
Société du parc industriel et portuaire de Bécancour
Société du parc industriel et portuaire Québec-Sud
Société immobilière du Québec
Société nationale de l’amiante
Société québécoise d’assainissement des eaux
Société québécoise de récupération et de recyclage
Société québécoise d’information juridique
Tribunal administratif du Québec

(1)	Entities whose year-end date does not correspond to March 31, 2004 and for which no data were available for the period between the end of their fiscal year and March 31, 2004.

Special funds

Assistance Fund for Independent Community Action
Assistance Fund for Victims of Crime
Civil Status Fund
Collection Fund
Financial Assistance Fund for Certain Disaster Areas
Financing Fund
Fonds du Centre financier de Montréal
Fonds québécois d’initiatives sociales
Forestry Fund
Fund for the Contributions of Motorists to Public Transit
Fund for the Management of Québec Immovables on Foreign Soil
Fund for the Sale of Goods and Services of the Ministère des Transports
Geographic Information Fund
Government Information Fund
Government Services Fund

APPENDIX 2

Government agencies and special funds
that have their own reporting entity (cont’d)

Special funds (cont’d)

Health Services Fund
Horse-Racing Industry Fund
Ice Storm Fund
Information Technology Fund of the Conseil du trésor
Information Technology Fund of the Ministère de l’Emploi, de la Solidarité sociale et de la Famille
Information Technology Fund of the Ministère du Revenu
Labour Market Development Fund
Land Information Fund
Police Services Fund
Prescription Drug Insurance Fund
Québec Youth Fund
Regional Development Fund
Register Fund of the Ministère de la Justice
Road Network Preservation and Improvement Fund
Rolling Stock Management Fund
Sinking Fund relating to Borrowings by General and Vocational Colleges in Québec
Sinking Fund relating to Borrowings by Québec Health and Social Services Agencies
Sinking Fund relating to Borrowings by Québec School Boards
Sinking Fund relating to Borrowings by Québec University Establishments
Special Olympic Fund
Support Payments Fund*
Tourism Partnership Fund

*	This fund also conducts fiduciary transactions that are not included in the Government’s reporting entity.

APPENDIX 3

Government enterprises

Capital Financière agricole inc.
Corporation d’hébergement du Québec
Financement-Québec
Fonds d’indemnisation du courtage immobilier
Hydro-Québec*
Immobilière SHQ
IQ Immigrants Investisseurs inc.
Loto-Québec
Société de développement de la Baie James
Société de l’assurance automobile du Québec
Société des alcools du Québec
Société des établissements de plein air du Québec
Société générale de financement du Québec
Société Innovatech du Grand Montréal
Société Innovatech du Sud du Québec
Société Innovatech Québec et Chaudière — Appalaches
Société Innovatech Régions ressources

*	This enterprise also conducts fiduciary transactions that are not included in the Government’s reporting entity.

APPENDIX 4

Agencies and funds which conduct fiduciary transactions
that are not included in the Government’s reporting entity

Caisse de dépôt et placement du Québec
Comité Centraide — public sector
Commission administrative des régimes de retraite et d’assurances
Commission de la construction du Québec
Curateur public (fiduciary section)
Fonds central pour le bénéfice des personnes incarcérées
Fonds d’assurance-récolte
Fonds d’assurance-stabilisation des revenus agricoles
Fonds d’indemnisation des services financiers
Fonds du compte de stabilisation du revenu agricole
Fonds du régime tripartite d’assurance revenu brut à l’égard des récoltes
Fonds national de formation de la main-d’oeuvre
Guarantee Insurance Fund administered by the Régie des marchés agricoles et alimentaires du Québec
Hydro-Québec — pension plan
Régie des rentes du Québec
Support Payments Fund (fiduciary section)
Travel Agents’ Security Funds
Trust funds

APPENDIX 5

Breakdown of revenue
FISCAL YEAR ENDED MARCH 31, 2004

	2004	2003
	(in millions of dollars)
		(Note 12)
Income and property taxes
Personal income tax	16 282	16 183
Contributions to the Health Services Fund	5 096	4 461
Corporate taxes	3 892	3 729

	25 270	24 373

Consumption taxes
Sales	8 971	8 358
Fuel	1 736	1 691
Tobacco	973	935
Pari-mutuel	13	14

	11 693	10 998

Duties and permits
Motor vehicles	775	751
Alcoholic beverages	144	155
Natural resources	198	226
Other	241	284

	1 358	1 416

Miscellaneous
Sales of goods and services	1 946	1 981
Interest	405	376
Fines, forfeitures and recoveries	475	443

	2 826	2 800

Revenue from Government enterprises
Société des alcools du Québec	571	540
Loto-Québec	1 393	1 353
Hydro-Québec	2 049	1 842
Other	(198)	29

	3 815	3 764

Total own-source revenue	44 962	43 351

Government of Canada transfers
Equalization	4 065	5 315
Canada Health and Social Transfer	4 266	2 648
Other programs	1 789	1 494

Total Government of Canada transfers	10 120	9 457

Total revenue	55 082	52 808

APPENDIX 6

Breakdown of expenditure
FISCAL YEAR ENDED MARCH 31, 2004

	2004	2003
(in millions of dollars)
(Notes 2 and 12)
BY SUPERCATEGORY AND CATEGORY
Transfer
Remuneration	21 317	19 998
Operating	4 199	4 105
Capital	1 297	1 151
Interest	1 184	1 216
Support	12 311	11 952

	40 308	38 422
Remuneration	4 435	4 286
Operating(1)	3 246	3 163
Doubtful accounts and other allowances	210	533

Sub-total	48 199	46 404

Debt service
Interest on debt(2)	4 499	4 484
Interest relating to pension plans(3)	2 742	2 648

Sub-total	7 241	7 132

Total expenditure	55 440	53 536

(1)	Including $841 million in 2003-2004 ($783 million in 2002-2003) for the depreciation of fixed assets.

(2)	After deducting $565 million in revenue in 2003-2004 ($617 million in 2002-2003), including $281 million in interest income from advances to the health and social services and education networks and to Government enterprises ($324 million in 2002-2003), $22 million in short-term investment income ($27 million in 2002-2003), and $262 million in investment income of the Sinking Fund for Government Borrowings ($266 million in 2002-2003).

(3)	After deducting $862 million in investment income of the Retirement Plans Sinking Fund in 2003-2004 ($741 million in 2002-2003).

APPENDIX 7

Short-term investments
AS AT MARCH 31, 2004

	2004	2003
	(in millions of dollars)
Treasury bills	83	361
Notes	803	2 046
Deposit certificates	1 016	1 726
Banker’s acceptances	55	204
Bonds	15	19
Other	192	132

	2 164	4 488

Rates of return on short-term investments vary mainly from 0.37% to 6.55%.

APPENDIX 8

Accounts receivable
AS AT MARCH 31, 2004

	2004	2003
	(in millions of dollars)
		(Note 2)
Accounts receivable
Income and property taxes(1)	2 865	2 676
Consumption taxes(1)	2 351	1 947
Duties and permits(1)	177	144
Miscellaneous revenue	1 431	1 367
Revenue from Government enterprises	114	75
Government of Canada transfers	710	503
Specific purpose accounts	110	67
Expenditure and other	231	193

	7 989	6 972
Allowance for doubtful accounts	(660)	(771)
Accrued interest on investments	7	5

	7 336	6 206

(1)	Including the portion attributable to agents and assignees, i.e. $732 million for income and property taxes ($672 million in 2003),
$1 745 million for consumption taxes ($1 405 million in 2003) and $108 million for duties and permits ($121 million in 2003).

APPENDIX 9

Investment in Government enterprises
AS AT MARCH 31, 2004

Investment in Government enterprises

			2004	2003
			Investment in	Investment in
	Loans and	Equity	Government	Government
	advances	value	enterprises	enterprises
			(in millions of dollars)
Capital Financière agricole inc.(1)		23	23	24
Corporation d’hébergement du Québec(1)		156	156	127
Financement-Québec(1)		49	49	36
Fonds d’indemnisation du courtage immobilier(3)		5	5	5
Hydro-Québec(2)(4)	7	16 141	16 148	15 092
Immobilière SHQ(3)		30	30	23
IQ Immigrants Investisseurs inc.(1)		8	8	3
Loto-Québec(1)		135	135	235
Régie de l’assurance-dépôts du Québec(5)				258
Société de développement de la Baie James(2)		13	13	13
Société de l’assurance automobile du Québec(2) (5)		20	20	(128)
Société des alcools du Québec(1)		35	35	34
Société des établissements de plein air du Québec(1)		44	44	45
Société générale de financement du Québec(2)		1 787	1 787	2 159
Société Innovatech du Grand Montréal(6)		196	196	236
Société Innovatech du Sud du Québec(6)		23	23	33
Société Innovatech Québec et Chaudière — Appalaches(6)		87	87	100
Société Innovatech Régions ressources(6)		43	43	42

Total	7	18 795	18 802	18 337

(1)	Equity value was determined on the basis of audited financial statements as at March 31, 2004.

(2)	Equity value was determined on the basis of audited financial statements as at December 31, 2003, and adjusted according to unaudited interim results as at March 31, 2004.

(3)	Equity value was determined on the basis of audited financial statements as at December 31, 2003.

(4)	Loans and advances to Hydro-Québec have no fixed maturity date.

(5)	Change of status (See page 50).

(6)	Equity value was determined on the basis of draft financial statements as at March 31, 2004.

APPENDIX 9

Investment in Government enterprises (cont’d)
AS AT MARCH 31, 2004

Summary of the financial statements of Government enterprises

	2004						2003
			Net
			income			Net	Net
	Revenue	Expenditure	(net loss)	Liabilities	Assets	equity	equity
						(in millions of dollars)
Capital Financière agricole inc.(1)	1	2	(1)		23	23	24
Corporation d’hébergement du Québec(1)	259	220	39	3 899	4 055	156	127
Financement-Québec(1)	14	1	13	8 086	8 135	49	36
Fonds d’indemnisation du courtage immobilier(2)					5	5	5
Hydro-Québec(2)	11 425	9 494	1 931	42 576	57 703	15 127	14 215
Immobilière SHQ(2)	213	206	7	2 221	2 251	30	23
IQ Immigrants Investisseurs inc.(1)	35	30	5	1 087	1 095	8	3
Loto-Québec(1)	3 655	2 189	1 466	876	1 011	135	235
Régie de l’assurance-dépôts du Québec(3)	28	1	27		285	285	258
Société de développement de la Baie James(2)	25	25		6	19	13	13
Société de l’assurance automobile du Québec(2)	1 458	1 807	(349)	7 609	7 221	(388)	(32)
Société des alcools du Québec(1)	2 070	1 499	571	708	743	35	34
Société des établissements de plein air du Québec(1)	91	91		154	195	41	41
Société générale de financement du Québec(2)	1 101	1 612	(511)	1 073	2 885	1 812	2 336

Amounts carried forward	20 375	17 177	3 198	68 295	85 626	17 331	17 318

APPENDIX 9

Investment in Government enterprises (cont’d)
AS AT MARCH 31, 2004

Summary of the financial statements of Government enterprises (cont’d)

	2004						2003
			Net
			income			Net	Net
	Revenue	Expenditure	(net loss)	Liabilities	Assets	equity	equity
						(in millions of dollars)
Amounts brought forward	20 375	17 177	3 198	68 295	85 626	17 331	17 318
Société Innovatech du Grand Montréal (4)	3	43	(40)	1	197	196	236
Société Innovatech du Sud du Québec (4)	2	13	(11)		23	23	33
Société Innovatech Québec et Chaudière- Appalaches (4)	7	22	(15)		87	87	100
Société Innovatech Régions ressources (4)	3	11	(8)		43	43	42

	20 390	17 266	3 124	68 296	85 976	17 680	17 729

Change in the status of enterprises			412			127
Adjustments (5)			279			988	601

			3 815			18 795	18 330

(1)	These data were derived from audited financial statements as at March 31, 2004.

(2)	These data were derived from audited financial statements as at December 31, 2003.

(3)	These data were derived from audited financial statements as at January 31, 2004.

(4)	These data were derived from draft financial statements as at March 31, 2004.

(5)	These adjustments stem mainly from unaudited interim results as at March 31, 2004.

APPENDIX 9

Investment in Government enterprises (cont’d)
AS AT MARCH 31, 2004

Change in the status of Governement enterprises

Régie de l’assurance-dépôts du Québec

The Régie de l’assurance-dépôts du Québec, for which the value of Government investments was $285 million as at January 31, 2004, was incorporated, as of February 1, 2004, into the Agence nationale d’encadrement du secteur financier, a Government agency that has been consolidated line by line.

Société de l’assurance automobile du Québec

In December 2003, the Government decided to separate the insurance mission of the Société de l’assurance automobile du Québec (SAAQ) from its other mandates. Accordingly, funds collected for this mission now constitute a trust patrimony separate from the amounts collected for other activities. Legislation was assented to by the National Assembly in December 2004.

This Act entails the transfer of the insurance mission patrimony constituted as at December 31, 2003 to a social trust, the Fonds d’assurance automobile du Québec, on January 1, 2004. In return, the fund assumes almost all of the SAAQ’s liabilities as at December 31, 2003.

Since this social trust is not included in the Government’s reporting entity, the Government wrote off its negative investment of $412 million in the SAAQ on January 1, 2004. The net impact of this change was to increase revenue by $160 million, considering the SAAQ’s $252-million deficit for the period from April 1, 2003 to December 31, 2003.

Government’s share in the restatements made by Government enterprises

Hydro-Québec

Since January 1, 2004, Hydro-Québec has had to comply with a new private sector standard set by the Canadian Institute of Chartered Accountants (CICA) for obligations relating to the retirement of fixed assets. This accounting change, which Hydro-Québec applied retroactively with restatement of results, increased this enterprise’s retained earnings by $3 million as at March 31, 2003 and its net profits by $7 million for the period from April 1, 2003 to March 31, 2004.

APPENDIX 9

Investment in Government enterprises (cont’d)
AS AT MARCH 31, 2004

Government’s share in the restatements made by Government enterprises (cont’d)

Hydro-Québec (cont’d)

The Government therefore adjusted and increased its investment in this enterprise by $3 million retroactive to April 1, 2003, without restating the results for the previous fiscal year, and increased its revenue by $7 million for the year ended March 31, 2004.

Société de l’assurance automobile du Québec

As of January 1, 2003, the SAAQ changed its method for estimating the allowance for sick leave and vacations in order to take the relative cost of employer contributions into account. This adjustment, which the SAAQ made retroactively without restating the results for previous years, increased this enterprise’s accumulated deficit by $7 million as at January 1, 2003.

The Government therefore adjusted and reduced its investment in this enterprise by $7 million retroactive to April 1, 2003, without restating the results for previous years.

Total impact

These restatements increased (decreased) the following financial statement items:

	2004	2003
	(in millions of dollars)
Investment in Government enterprises	3	3
Accumulated deficit, beginning of year	4	(1)
Revenue	7	2

APPENDIX 9

Investment in Government enterprises (cont’d)
AS AT MARCH 31, 2004

Commitments and contingencies

Hydro-Québec

Hydro-Québec has provided for a capital investment of $3 589 million for 2004 ($3 104 million for 2003).

Hydro-Québec issued letters of credit or securities for $478 million as at March 31, 2004. Some guarantees expire between 2004 and 2019, while others have no fixed term.

Société générale de financement

The Société is committed to acquiring $101 million for 2004 ($388 million for 2003) worth of tangible assets over the coming fiscal years.

Various enterprises

Under operating and long-term leases, certain Government enterprises were committed, as at March 31, 2004, to making minimum unrealized payments totalling $461 million ($462 million as at March 31, 2003).

APPENDIX 10

Long-term investments
AS AT MARCH 31, 2004

	2004						2003
	Shares and
	capital	Bonds and		Loans and
	investments	notes		advances		Total	Total
						(in millions of dollars)
Municipalities and municipal bodies
Municipalities		5	(1)			5	7
Municipal bodies				2	(1)	2	3

		5		2		7	10

Individuals, enterprises and other
Students				861	(2)	861	782
Enterprises	460	47	(4)	1 187	(3)	1 694	1 181
Survivor’s pension plan				338	(4)	338	358
Other				783	(4)	783	515

	460	47		3 169		3 676	2 836
Allowance for doubtful accounts				(922)		(922)	(698)

	460	47		2 247		2 754	2 138

	460	52		2 249		2 761	2 148

(1)	Bonds and notes and loans and advances to municipalities and municipal bodies bear interest at rates of 6.3% to 10.0%.

(2)	Loans and advances to students bear interest at rates of 4.25% to 14.88%.

(3)	Loans to enterprises bear interest at rates of 3.0% to 12.0%.

(4)	The loan on the survivor’s pension plan, and all other loans and advances, bonds and notes bear interest at rates of up to 12.25%.

Maturity of investments	2004
(in millions of dollars)
2005	342
2006	307
2007	192
2008	147
2009	127

1 115
2010-2014	513
2015-2019	164
2020-2024	13
2025-2029
2030 et plus	228

2 033
No fixed maturity date	728

2 761

APPENDIX 11

Bank overdraft
AS AT MARCH 31, 2004

	2004	2003
	(in millions of dollars)
Outstanding cheques	577	743
Less:
Cash in bank	253	245
Cash and notes on hand and outstanding deposits	123	130

	201	368

APPENDIX 12

Accounts payable and accrued expenses
AS AT MARCH 31, 2004

	2004	2003
	(in millions of dollars)
Remuneration	503	626
Suppliers	1 579	1 315
Advances from trust funds	395	446
Clearing account for collected taxes	258	109
Specific purpose accounts	37	40
Transfers	1 935	2 033
Accrued interest on borrowings	1 924	1 816
Sick leave and vacations(1)	1 143	1 234
Allowance for losses on guaranteed financial initiatives(1)	663	1 027
Survivor’s pension plan(1)	338	332

	8 775	8 978

(1)	Includes mainly amounts payable over the long-term.

APPENDIX 13

Debts
AS AT MARCH 31, 2004

	2004
			Health and
			social services
			and education
			networks and
			Government		Work of
	Direct		enterprises		municipal bodies		Total
	In millions	Total in	In millions	Total in	In millions	Total in	In millions	Total in
	of monetary	Canadian	of monetary	Canadian	of monetary	Canadian	of monetary	Canadian
Currency	units	equivalent	units	equivalent	units	equivalent	units	equivalent
		(in		(in		(in		(in
		millions of		millions of		millions of		millions of
		dollars)		dollars)		dollars)		dollars)

IN CANADIAN DOLLARS
Short-term borrowings(1)	1 352	1 352			88	88	1 440	1 440
Treasury bills	2 844	2 844	460	460	5	5	3 309	3 309
Savings products	3 901	3 901					3 901	3 901
Bonds and notes	33 709	33 709	3 211	3 211	1 869	1 869	38 789	38 789
Medium-term notes on the Canadian market	5 244	5 244	38	38			5 282	5 282
Medium-term notes on the European market	687	687			220	220	907	907
Commitments under capital leases	166	166					166	166
Currency swap contracts	21 181	21 181	4	4	713	713	21 898	21 898

	69 084	69 084	3 713	3 713	2 895	2 895	75 692	75 692

IN U.S. DOLLARS
Short-term borrowings(1)	1 155	1 514					1 155	1 514
Bonds and notes	9 525	12 482	3	3	215	282	9 743	12 767
Medium-term notes on the Canadian market	13	18					13	18
Medium-term notes on the U.S. market	1 010	1 323					1 010	1 323
Medium-term notes on the European market	595	780					595	780
Currency swap contracts	(9 106)	(11 934)	(3)	(3)	(215)	(282)	(9 324)	(12 219)

	3 192	4 183	—	—	—	—	3 192	4 183

IN YEN
Bonds and notes	190 516	2 396			5 000	63	195 516	2 459
Medium-term notes on the U.S. market	3 392	43					3 392	43
Medium-term notes on the European market	322 809	4 060					322 809	4 060
Currency swap contracts	(177 493)	(2 232)			(5 000)	(63)	(182 493)	(2 295)

	339 224	4 267			—	—	339 224	4 267

Amounts carried forward		77 534		3 713		2 895		84 142

APPENDIX 13

Debts (cont’d)
AS AT MARCH 31, 2004

	2004
			Health and
			social services
			and education
			networks and
			Government		Work of
	Direct		enterprises		municipal bodies		Total
	In millions	Total in	In millions	Total in	In millions	Total in	In millions	Total in
	of monetary	Canadian	of monetary	Canadian	of monetary	Canadian	of monetary	Canadian
Currency	units	equivalent	units	equivalent	units	equivalent	units	equivalent
		(in		(in		(in		(in
		millions of		millions of		millions of		millions of
		dollars)		dollars)		dollars)		dollars)

Amounts brought forward		77 534		3 713		2 895		84 142

IN EUROS
Bonds and notes	4 511	7 266			176	283	4 687	7 549
Medium-term notes on the European market	939	1 514					939	1 514
Currency swap contracts	(5 463)	(8 801)			(176)	(283)	(5 639)	(9 084)

	(13)	(21)			—	—	(13)	(21)

IN SWISS FRANCS
Bonds and notes	507	524					507	524
Currency swap contracts	3 593	3 714					3 593	3 714

	4 100	4 238					4 100	4 238

IN POUNDS STERLING
Bonds and notes	198	479					198	479
Currency swap contracts	(200)	(482)					(200)	(482)

	(2)	(3)					(2)	(3)

IN AUSTRALIAN DOLLARS
Bonds and notes	600	599					600	599
Currency swap contracts	(600)	(599)					(600)	(599)

	—	—					—	—

IN SWEDISH KRONOR
Bonds and notes	501	87					501	87
Currency swap contracts	(501)	(87)					(501)	(87)

	—	—					—	—

		81 748		3 713		2 895		88 356
Less:
Sinking fund		3 456		51				3 507
Deferred foreign exchange loss		359						359

		77 933		3 662		2 895		84 490

(1)	Short-term borrowings in 2004 include $461 million in banker’s acceptances and bank loans, $1 514 million in Treasury notes, $785 million in notes at par and $194 million in discount notes.

APPENDIX 13

Debts (cont’d)
AS AT MARCH 31, 2004

	2003
			Health and
			social services
			and education
			networks and
			Government		Work of
	Direct		enterprises		municipal bodies		Total
	In millions	Total in	In millions	Total in	In millions	Total in	In millions	Total in
	of monetary	Canadian	of monetary	Canadian	of monetary	Canadian	of monetary	Canadian
Currency	units	equivalent	units	equivalent	units	equivalent	units	equivalent
		(in		(in		(in		(in
		millions of		millions of		millions of		millions of
		dollars)		dollars)		dollars)		dollars)
								(Notes 2
		(Note 2)				(Note 12)		and 12)

IN CANADIAN DOLLARS
Short-term borrowings(1)	2 516	2 516			192	192	2 708	2 708
Treasury bills	2 784	2 784	519	519	1	1	3 304	3 304
Savings products	3 447	3 447					3 447	3 447
Bonds and notes	32 089	32 089	3 964	3 964	1 632	1 632	37 685	37 685
Medium-term notes on the Canadian market	3 827	3 827	40	40			3 867	3 867
Medium-term notes on the European market	200	200			220	220	420	420
Commitments under capital leases	182	182					182	182
Currency swap contracts	21 325	21 325	3	3	1 022	1 022	22 350	22 350

	66 370	66 370	4 526	4 526	3 067	3 067	73 963	73 963

IN U.S. DOLLARS
Short-term borrowings(1)	225	345					225	345
Bonds and notes	10 021	14 724	3	4	215	316	10 239	15 044
Medium-term notes on the Canadian market	13	20					13	20
Medium-term notes on the U.S. market	910	1 337			100	147	1 010	1 484
Medium-term notes on the European market	779	1 145					779	1 145
Currency swap contracts	(9 679)	(14 237)	(3)	(4)	(315)	(463)	(9 997)	(14 704)

	2 269	3 334	—	—	—	—	2 269	3 334

IN YEN
Bonds and notes	208 957	600			5 000	62	213 957	2 662
Medium-term notes on the U.S. market	3 392	42					3 392	42
Medium-term notes on the European market	325 252	4 048					325 252	4 048
Currency swap contracts	136 514	1 699			(5 000)	(62)	131 514	1 637

	674 115	8 389			—	—	674 115	8 389

Amounts carried forward		78 093		4 526		3 067		85 686

APPENDIX 13

Debts (cont’d)
AS AT MARCH 31, 2004

	2003
			Health and
			social services
			and education
			networks and
			Government		Work of
	Direct		enterprises		municipal bodies		Total
	In millions	Total in	In millions	Total in	In millions	Total in	In millions	Total in
	of monetary	Canadian	of monetary	Canadian	of monetary	Canadian	of monetary	Canadian
Currency	units	equivalent	units	equivalent	units	equivalent	units	equivalent
		(in		(in		(in		(in
		millions of		millions of		millions of		millions of
		dollars)		dollars)		dollars)		dollars)
								(Notes 2
		(Note 2)				(Note 12)		and 12)

Amounts brought forward		78 093		4 526		3 067		85 686

IN EUROS
Bonds and notes	4 766	7 635			233	373	4 999	8 008
Medium-term notes on the European market	958	1 535			51	82	1 009	1 617
Currency swap contracts	(5 724)	(9 170)			(284)	(455)	(6 008)	(9 625)

	—	—			—	—	—	—

IN SWISS FRANCS
Bonds and notes	508	552					508	552
Currency swap contracts	1 800	1 955					1 800	1 955

	2 308	2 507					2 308	2 507

IN POUNDS STERLING
Bonds and notes	198	461					198	461
Currency swap contracts	(198)	(461)					(198)	(461)

	—	—					—	—

IN AUSTRALIAN DOLLARS
Bonds and notes	399	355					399	355
Currency swap contracts	(399)	(355)					(399)	(355)

	—	—					—	—

IN SWEDISH KRONOR
Bonds and notes	502	87					502	87
Currency swap contracts	(502)	(87)					(502)	(87)

	—	—					—	—

		80 600		4 526		3 067		88 193
Less:
Sinking fund		3 552		42				3 594
Deferred foreign exchange loss		896						896

		76 152		4 484		3 067		83 703

(1)	Short-term borrowings in 2003 include $399 million in banker’s acceptances and bank loans, $345 million in Treasury notes, $1 910 million in notes at par and $399 million in discount notes.

APPENDIX 13

Debts (cont’d)
AS AT MARCH 31, 2004

Sinking fund
Changes in fund balance
for the fiscal year ended March 31, 2004

	2004		2003
	(in millions of dollars)
Opening balance	3 594		3 185
Plus:
Payment from the Consolidated Revenue Fund	147		141
Net revenue	266		268

	4 007		3 594
Less:
Sums used to repay debts	500

Closing balance	3 507	(1)	3 594	(1)

Sinking fund
Statement of financial position
as at March 31, 2004

	2004		2003
	(in millions of dollars)
Investments
Treasury bills	32		48
Bonds and notes	3 354		3 447

	3 386		3 495

Other assets
Cash on hand	5		1
Accounts receivable and accrued interest	67		74
Deferred loss on short-term contracts	49		24

	121		99

Fund balance	3 507	(1)	3 594	(1)

(1)	Including $51 million ($42 million in 2003) from the Sinking Fund for Government Borrowings contracted to finance the health and social services and education networks and Government enterprises.

APPENDIX 14

Net debt
FOR THE FISCAL YEAR ENDED MARCH 31, 2004

	2004	2003
	(in millions of dollars)
PREVIOUSLY ESTABLISHED OPENING BALANCE	(95 457)	(93 159)
Restatements (Note 2)	(147)	(111)
Government’s share of restatements made by Government enterprises, as at March 31, 2003 (Appendix 9)	3	1

	(95 601)	(93 269)
Government’s share of restatements made by Government enterprises, as at April 1st, 2003 (Appendix 9)	(7)

Restated balance	(95 608)	(93 269)

Government’s share of translation adjustments of Government enterprises	(40)	(122)
Increase in the net book value of fixed assets	(1 019)	(1 482)
Annual deficit	(358)	(728)

Annual change in net debt	(1 417)	(2 332)

CLOSING BALANCE	(97 025)	(95 601)

APPENDIX 15

Fixed assets
AS AT MARCH 31, 2004

						Development
						of data
				Complex	Equip-	processing	2004	2003
	Land	Buildings	Facilities	networks	ment	systems	Total	Total
							(in millions of dollars)
Cost of fixed assets
Opening balance	385	4 172	188	13 979	2 097	1 256	22 077	19 896
Acquisitions	35	246	7	1 130	192	274	1 884	2 270
Disposals and other		(41)		(8)	(41)	(12)	(102)	(89)

Closing balance	420	4 377	195	15 101	2 248	1 518	23 859	22 077

Accumulated depreciation
Opening balance		1 968	97	8 531	1 172	593	12 361	11 662
Depreciation expenses		120	11	347	200	118	796	733
Loss in value						45	45	50
Impact of disposals and other		(25)		(6)	(41)	(6)	(78)	(84)

Closing balance	—	2 063	108	8 872	1 331	750	13 124	12 361

Fixed assets (Note 4)	420	2 314	87	6 229	917	768	10 735 (1)	9 716 (1)

(1)	Including fixed assets rented under capital leases totalling $166 million in 2003-2004 ($182 million in 2002-2003).

APPENDIX 16

Commitments
AS AT MARCH 31, 2004

	2004		2003
	(in millions of dollars)
Transfer for repayment of the principal on borrowings for the acquisition of fixed assets:
School boards and educational institutions	8 086		8 081
Health and social services institutions	4 002		3 926
Municipalities and municipal bodies	2 688		2 678
Other beneficiaries	515		483

	15 291	(1)	15 168	(1)

Transfer for financing authorized projects for the acquisition of fixed assets(2)
School boards and educational institutions	2 092		1 729
Health and social services institutions (3)	2 465		2 054
Municipalities and municipal bodies	1 397		1 328
Other beneficiaries	977		984

	6 931		6 095

	22 222	(4)	21 263	(4)

(1)	Organizations that received transfers contracted borrowings with:

	2004	2003
	(in millions of dollars)
Government enterprises
Financement-Québec (Appendix 9)	7 964	7 315
Corporation d’hébergement du Québec (Appendix 9)	533	838

	8 497	8 153
Financial institutions outside the Government	7 702	7 880

	16 199	16 033
Less: Network sinking funds (Note 8)	908	865

	15 291	15 168

(2)	These commitments represent the value of authorized amounts that have already been financed in part for realized acquisitions of fixed assets.

(3)	These commitments include investments of $283 million to be made in the coming years within the framework of the Medical and Diagnostic Equipment Fund created by the Government of Canada following the First Ministers’ Meeting in February 2003.

(4)	Commitments in foreign currency are shown at their Canadian equivalent at the exchange rates in effect on March 31 and take currency swap contracts into account.

APPENDIX 16

Commitments (cont’d)
AS AT MARCH 31, 2004

Summary schedule of transfer commitments for repayment of
the principal on borrowings for the acquisition of fixed assets

				Health and
		General		social
		and		services	Municipalities
	School	vocational	Univers-	institu-	and municipal	Other
Maturity	boards	colleges	ities	tions	bodies	beneficiaries	Total
						(in millions of dollars)
2005	390	218	336	380	351	80	1 755
2006	797	210	304	497	288	72	2 168
2007	495	232	448	593	279	75	2 122
2008	547	122	205	423	261	79	1 637
2009	885	255	317	602	219	62	2 340

	3 114	1 037	1 610	2 495	1 398	368	10 022
2010-2014	951	471	596	1 310	704	73	4 105
2015-2019	130	109	54	145	333	54	825
2020-2024	5	4	1	48	146	20	224
2025-2029		3		4	69		76
2030-2034		1			33		34
2035-2039					5		5

	4 200	1 625	2 261	4 002	2 688	515	15 291

Note:	This schedule was drawn up according to the dates shown on bonds or notes at the balance sheet date. Any refinancing after that date will affect the above schedule.

APPENDIX 16

Commitments (cont’d)
AS AT MARCH 31, 2004

Agreement between the Gouvernement du Québec and the Québec Cree

An agreement was signed by the Government and the Québec Cree in February 2002 to help the Cree achieve more autonomy and take charge of their development. The agreement also allows the Cree to play a greater role in economic development activities in the territory covered by the James Bay and Northern Québec Agreement (JBNQA).

The February 2002 agreement provides in particular for annual transfer payments to the James Bay Cree over a period of 50 years, i.e. from 2002-2003 to 2051-2052. In return, the Cree assume the obligations of the Gouvernement du Québec, Hydro-Québec and the Société d’énergie de la Baie James under certain provisions of the JBNQA, pertaining to the Cree’s economic and community development. The annual payments provided for over the coming years amount to $70 million until 2052.

Agreements between the Gouvernement du Québec and the Government of Canada

The federal government makes equalization and Canada Health and Social Transfer (CHST) payments to the provinces. These payments are initially based on estimates which are revised in October and February of each year during a 30-month period following the end of the fiscal year. When the revised estimates were published in February 2004, several provinces were informed that their equalization and CHST transfers would be reduced substantially because of major revisions to population data in the wake of the 2001 census and to data pertaining to personal and corporate income tax. For Québec, the shortfall from these revisions would have been $1 161 million. To mitigate the impact on the provinces’ financial frameworks, the federal government agreed in its March 2004 Budget to defer the effect of the revisions to subsequent years. The provinces could thus repay their shortfall to the Government of Canada over a five-year period starting in 2005-2006. However, following the federal and provincial First Ministers’ Meeting on equalization on October 26, 2004, the federal government agreed that the shortfall could be repaid over a 10-year period, starting in 2006-2007.

Furthermore, in February 2002, the federal government changed the method used to measure the provinces’ fiscal capacity in regard to property tax for equalization purposes. For Québec, this change would have entailed a $656-million cumulative reduction in its equalization payments in 2001-2002 and 2002-2003. To mitigate the impact of this change on the Québec government’s financial framework, the federal government allowed the latter to repay it this amount over five years, as of 2003-2004. Accordingly, $131 million was repaid in 2003-2004, leaving a balance of $525 million to be repaid over the next four years.

APPENDIX 16

Commitments (cont’d)
AS AT MARCH 31, 2004

Lastly, since 1972, following the abolition of the federal youth allowances program, for which Québec had obtained the right to withdraw with fiscal compensation in 1964, the Québec government has repaid the federal government the equivalent of 3% of basic federal income tax collected in Québec. Between 1972 and 1988, these repayments were made by deducting the applicable amounts from equalization payments to the Québec government. In 1988, the federal government concluded an agreement with the Québec government whereby tax transfers in respect of youth allowances would be repaid in two instalments on April 1 of each fiscal year, with one instalment corresponding to the value of the tax transfer for the last six months of the previous fiscal year and the other, the value of the tax transfer for the first six months of the fiscal year just beginning. Pursuant to this agreement, an instalment of $293 million for fiscal 2003-2004 was paid on April 1, 2004, or in the 2004-2005 fiscal year.

The following table shows that the transfers to be repaid to the federal government by the Québec government amounted to $1 979 million as at March 31, 2004.

Repayment of Government of Canada transfers
as at March 31, 2004
(in millions of dollars)

Revision of population and tax revenue data	1 161
Revision of the method for measuring fiscal capacity for property taxes	525
Tax transfer in respect of youth allowances for the last six months of 2003-2004	293

1 979

APPENDIX 17

Contingencies
AS AT MARCH 31, 2004

Guaranteed financial initiatives

	2004	2003
	(in millions of dollars)
Government agencies and enterprises
Hydro-Québec(1)	34 917	36 723
Investissement Québec(1)	2 148	1 861
Société d’habitation du Québec(1)	745	705
Other	51	52

	37 861	39 341

Individuals and corporations
Loans to farm producers(1)	4 292	4 258
Loans to students(1)	2 959	3 034
Other loans	89	93

	7 340	7 385

Total guaranteed financial initiatives	45 201	46 726
Less:
Allowance for losses on guaranteed financial initiatives	663	1 027

NET GUARANTEED FINANCIAL INITIATIVES	44 538	45 699

(1)	See additional information on following pages.

APPENDIX 17

Contingencies (cont’d)
AS AT MARCH 31, 2004

Hydro-Québec loan guarantees(1)(2)

	2004				2003
			Contingent		Contingent
	Authorized		liabilities(3)		liabilities(3)
(in millions of dollars)
Negotiable bonds
In Canadian dollars	12 653		12 653		13 563
In U.S. dollars	10 418		10 418		11 681
Other currencies	739		739		942

	23 810		23 810		26 186

Borrowings and other
In Canadian dollars	11 775	(4)	8 511	(4)	6 947
In U.S. dollars	7 499		1 900		2 639
Other currencies	4 165		1 520		1 577

	23 439		11 931		11 163

Total	47 249		35 741		37 349
Less : Sinking fund			824		626

	47 249		34 917		36 723

(1)	The Gouvernement du Québec, which is Hydro-Québec’s sole shareholder, guarantees loans contracted in various currencies by this enterprise. The value of assets in Hydro-Québec was $58 419 million as at March 31, 2004.

(2)	Loan guarantees bear interest at fixed and variable rates and mature at various dates until 2031.

(3)	Loan guarantees are shown at their Canadian equivalent at the rates in effect on March 31, 2004.

(4)	Including the $525-million financial guarantee for Gentilly-II for which Hydro-Québec set up a $24-million trust.

APPENDIX 17

Contingencies (cont’d)
AS AT MARCH 31, 2004

Investissement Québec loan guarantees(1) (2)

	2004		2003
		Contingent	Contingent
	Authorized	liabilities	liabilities
	(in millions of dollars)
Loan guarantees in effect	1 925	1 480	1 088
Authorized loan guarantees not in effect	668	668	773

	2 593	2 148	1 861

Allowance for losses on guaranteed financial initiatives		(186)	(466)

		1 962	1 395

(1)	The Government guarantees the payment of principal and interest on the loans concerned under the Act respecting Investissement Québec and La Financière du Québec (R.S.Q., c. I-16.1).

(2)	The total value of securities received as loan guarantees was $1 015 million as at March 31, 2004 ($552 million as at March 31, 2003).

Société d’habitation du Québec loan guarantees(1)

	2004		2003
		Contingent	Contingent
	Authorized	liabilities	liabilities
	(in millions of dollars)
Assistance program for community housing and NPOs — Private(2)	398	398	409
Achat-Rénovation and Accès Logis programs(3)	347	347	296

	745	745	705

Allowance for losses on guaranteed financial initiatives		(8)	(7)

		737	698

(1)	The Société d’habitation du Québec (SHQ) guarantees the reimbursement of losses of principal and interest under the Act respecting the Société d’habitation du Québec (R.S.Q., c. S-8).

(2)	Loans from financial institutions guaranteed by the SHQ and granted to non-profit organizations for a period of 25 years. The organizations are responsible for paying the interest on these loans, which finance the cost of buildings. For loans guaranteed by the Canada Mortgage and Housing Corporation (CMHC), the SHQ has concluded agreements under which it is committed to buying property taken over by the CMHC when a borrower defaults on a loan, for an amount equal to the value of the claim paid to the approved lender plus incidental expenses.

(3)	Loans from financial institutions guaranteed by the SHQ and granted to non-profit organizations for periods of 15 and 25 years. The SHQ reimburses the interest on loans guaranteed for 15 years, while the organizations pay that on those guaranteed for 25 years. The loans finance the cost of buildings.

APPENDIX 17

Contingencies (cont’d)
AS AT MARCH 31, 2004

Farm producer loan guarantees(1)

	2004		2003
		Contingent	Contingent
	Authorized	liabilities	liabilities
	(in millions of dollars)
Act respecting La Financière agricole du Québec (R.S.Q., c. L-0.1)	4 111	4 111	4 049
Various acts	181	181	209

	4 292	4 292	4 258

Allowance for losses on guaranteed financial initiatives		(67)	(68)

		4 225	4 190

(1)	Balances of principal and interest on loans for which the Fonds d’assurance-prêts agricoles et forestiers reimburses losses and covers related charges .

Student loan guarantees(1)

	2004		2003
		Contingent	Contingent
	Authorized	liabilities	liabilities
	(in millions of dollars)
Loans for which the Government repays interest as long as the borrower is a student	1 002	1 002	1 026
Loans for which borrowers are responsible for repaying principal and interest	1 926	1 926	1 963
Loans for the purchase of a personal computer, for which borrowers are responsible for repaying interest	31	31	45

	2 959	2 959	3 034

Allowance for losses on guaranteed financial initiatives		(383)	(459)

		2 576	2 575

(1)	The Government guarantees the reimbursement of losses of principal and interest to lending institutions under the Act respecting financial assistance for students (R.S.Q., c. A-13.3).

APPENDIX 18

Summary of fiduciary transactions conducted
by Government agencies and funds
AS AT MARCH 31, 2004

	2004				2003
			Increase
			(decrease) in
	Liabilities	Assets	accrued equity	Net equity	Net equity
			(in millions of dollars)		(restated)
Caisse de dépôt et placement du Québec(1)	29 440	118 838	11 716	89 398	77 682
Comité Centraide — public sector(1)	12	12
Commission administrative des régimes de retraite et d’assurances(1)
RREGOP	50	31 207	3 949	31 157	27 208
PPMP	8	4 992	729	4 984	4 255
Other plans	35	331	34	296	262
Commission de la construction du Québec(1)
General Fund	58	54	4	(4)	(8)
Supplemental pension plan
— general account	17	3 041	543	3 024	2 481
Supplemental pension plan
— pensioners’ account	1	3 317	115	3 316	3 201
Other	513	1 910	240	1 397	1 157
Curateur public	68	342	47	274	227
Fonds central pour le bénéfice des personnes incarcérées(1)		2		2	2
Guarantee Insurance Fund administered by the Régie des marchés agricoles et alimentaires du Québec		5		5	5
Fonds d’assurance-récolte and Fonds d’assurance-stabilisation des revenus agricoles	557	250	(75)	(307)	(232)
Travel Agents’ Security Funds	11	8	(1)	(3)	(2)
Support Payments Fund	295	295
Fonds d’indemnisation des services financiers(2)	10	7	(6)	(3)	3
Fonds du compte de stabilisation du revenu agricole	25	25
Fonds du régime tripartite d’assurance revenu brut à l’égard des récoltes		14		14	14
Trust funds	412	412

Amounts carried forward	31 512	165 062	17 295	133 550	116 255

APPENDIX 18

Summary of fiduciary transactions conducted
by Government agencies and funds (cont’d)
AS AT MARCH 31, 2004

	2004				2003
			Increase
			(decrease) in
	Liabilities	Assets	accrued equity	Net equity	Net equity
			(in millions of dollars)
Amounts brought forward	31 512	165 062	17 295	133 550	116 255
Fonds national de formation de la main-d’œuvre	4	91	18	87	69
Hydro-Québec — pension plan(1)	26	9 243	891	9 217	8 326
Régie des rentes du Québec
Fonds du régime de rentes du Québec	182	20 423	4 819	20 241	15 422
Other	22	27	5	5
	31 746	194 846	23 028	163 100	140 072
Less: Funds entrusted to the Caisse de dépôt et placement du Québec		63 901	9 801	63 901	54 100
	31 746	130 945	13 227	99 199	85 972

(1)	Financial statements as at December 31, 2003.

(2)	Financial statements as at January 31, 2004.

APPENDIX 19

Financial information on the health and social services and education networks that are not included in the Government’s reporting entity
AS AT MARCH 31, 2004

Operations and accumulated operating surplus (deficit)(1)

	2004				2003
			Annual	Accumulated			Annual	Accumulated
			surplus	surplus			surplus	surplus
	Revenue	Expenditure	(deficit)	(deficit)	Revenue	Expenditure	(deficit)	(deficit)
	(in millions of dollars)
Health and social services
Agencies(2)	166	167	(1)	8	154	154	—	9
Public institutions	13 074	13 422	(348)	(953)	12 234	12 518	(284)	(605)

	13 240	13 589	(349)	(945)	12 388	12 672	(284)	(596)

Education
School boards(3)	8 703	8 645	58	234	8 263	8 210	53	176

Colleges(3)	1 482	1 480	2	36	1 447	1 443	4	34

Universities(4)	2 617	2 593	24	(218)	2 384	2 360	24	(242)

(1)	The published financial information was derived from the most recent certified financial statements available, in compliance with the accounting policies in effect in the networks. The financial information includes only financial data on operating funds. The information presented excludes data on other funds, particularly endowment funds, designated funds, restricted funds, trust funds and fixed assets funds.

(2)	On January 30, 2004, regional health and social services boards became local health and social services network development agencies.

(3)	These data were derived from certified financial statements as at June 30, 2003 and June 30, 2002.

(4)	These data were derived from certified financial statements as at May 31, 2003 and May 31, 2002.